Exhibit 10.3

Certain identified information in this Exhibit 10.3 (indicated by “[***]”) has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is not material and is the type of information that the Company treats as private or confidential.

CREDIT AGREEMENT

dated as of

October 22, 2026

among

Atlas Energy Solutions ProjectCo Holdings, LLC,

as Holdings,

Atlas Energy Solutions ProjectCo, LLC,
as the Borrower,

the other Loan Parties party hereto from time to time

the Lenders party hereto from time to time,

and

Goldman Sachs Lending Partners LLC,
as Administrative Agent

Goldman Sachs Lending Partners LLC,
as Lead Arranger and Bookrunner

i

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Compliance Certificate
Exhibit C-1	—	U.S. Tax Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit C-2	—	U.S. Tax Certificate (For Foreign Participants that are not
Exhibit C-3	—	U.S. Tax Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit C-4	—	U.S. Tax Certificate (For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit D	—	Joinder Agreement
Exhibit E	—	[Reserved]
Exhibit F	—	Funding Request

SCHEDULES:

Commitment Schedule
Schedule 3.10	—	Material Contracts
Schedule 3.13	—	Capitalization
Schedule 3.21	—	Material Permits

v

CREDIT AGREEMENT dated as of October 22, 2026 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”) among Atlas Energy Solutions Projectco HOLDINGS, LLC, a Texas limited liability company, as Holdings, Atlas Energy Solutions Projectco, LLC, a Texas limited liability company, as the Borrower, the Guarantors from time to time party hereto, the Lenders from time to time party hereto, and GOLDMAN SACHS LENDING PARTNERS LLC, as Administrative Agent for the Secured Parties.

RECITALS

A.
The Borrower has requested that the Lenders provide loans to the Borrower from time to time during the Delayed Draw Availability Period.
B.
The proceeds of the Loans will be used by the Borrower (w) to finance the purchase of qualifying long-lead time equipment to be used at an energy generation project to be developed, owned, and operated by the Borrower at a site to be determined (“Project A”), to provide electric power to a data center of a counterparty identified to the Administrative Agent as of the Closing Date (the “Customer”), under Customer ESA 1, (x) to fund the Reserve Account Required Balance, (y) to finance the purchase of qualifying long-lead time equipment to be used at an energy generation project to be developed, owned, and operated by the Borrower at a site to be determined (“Project B”), to provide electric power to a data center of the Customer, under Customer ESA 2 and (z) to pay fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby.
C.
The Lenders have agreed to make such loans subject to the terms and conditions of this Agreement.
D.
In consideration of the mutual covenants and agreements herein contained and of the commitments and loans hereinafter referred to and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

Article I

Definitions

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to (a) a rate of interest, refers to the Alternate Base Rate, and (b) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Account” has the meaning assigned to such term in the Security Agreement.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to the Daily Simple SOFR; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to the Term SOFR Rate for such Interest Period; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means Goldman Sachs Lending Partners LLC, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person.

“Agent Parties” means, collectively, the Administrative Agent and its Related Parties.

“Agreement” has the meaning specified in introductory paragraph hereof.

“Allocable Amount” has the meaning assigned to such term in Section 10.11.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two (2) U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.12 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.12(b)), then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Ancillary Document” has the meaning set forth in Section 9.06(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Holdings or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including the United State Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act.

“Applicable Percentage” means, at any time, with respect to any Lender, a percentage equal to a fraction the numerator of which is such Lender’s outstanding Loans and the denominator of which is the aggregate amount of all outstanding Loans at such time.

“Applicable Rate” means a percentage per annum equal to (a) from the Effective Date to April 22, 2027, (i) for Term Benchmark Loans and RFR Loans, 2.50% and (ii) for ABR Loans, 1.50% and (b) from and after April 22, 2027, (i) for Term Benchmark Loans and RFR Loans, 3.00% and (ii) for ABR Loans, 2.00%.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Swap Counterparty” means a Lender or Affiliate of a Lender.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent and the Borrower.

“Atlas Sand Reimbursement” means, on or within three (3) Business Days after the Effective Date, up to $[***] (such amount, the “Atlas Sand Reimbursement Amount”) payable to Affiliates of the Borrower as reimbursement for Pre-Approved Equipment under Customer CRA 1 funded by such Affiliates prior to the Effective Date and for which supporting documentation reasonably satisfactory to the Administrative Agent evidencing payment by such Affiliates for such Pre-Approved Equipment has been provided (it being acknowledged that evidence reasonably satisfactory to the Administrative Agent has been provided as of the Effective Date).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.12.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the U.S. Bankruptcy Code, being Title 11 of the U.S. Code.

“Barclays Parties” means Barclays Bank PLC and its Affiliates.

“Bankruptcy Event” means, with respect to any Person, when such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets (except, in the case of immunity from attachment of assets, to the extent the liabilities of such Person (including judgments against it) are otherwise paid out of, or payable from, a fund of a Governmental Authority which was created and is then maintained for such purpose and is funded in an amount at least sufficient to satisfy such liabilities) or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, with respect to any Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.12.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a) the Adjusted Daily Simple SOFR; or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to the above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or the Term SOFR Rate, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark or to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (a) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (b) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12 and (b) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12.

“Beneficial Owner” means, with respect to any U.S. federal withholding Tax, the beneficial owner, for U.S. federal income tax purposes, to whom such Tax relates.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Borrower” means Atlas Energy Solutions ProjectCo, LLC, a Texas limited liability company.

“Borrower Materials” has the meaning assigned to such term in Section 5.01.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Burdensome Restrictions” means any consensual encumbrance or restriction of the type described in clause (a) or (b) of Section 6.10.

“Business Day” means any day (other than a Saturday or a Sunday) on which banks are open for business in New York, New York; provided that, in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan, any such day that is only a U.S. Government Securities Business Day.

“Cash Equivalent Investments” means (a) certificates of deposit, bankers’ acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Lender or the domestic office of any commercial bank organized under the laws of the United States or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000 (as of the date of such Lender’s or bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time by S&P or Moody’s, respectively and (b) other marketable securities, treasury bonds and bills and commercial paper.

“Cash Management Agreement” means any agreement to provide Cash Management Services.

“Cash Management Services” means cash management business services, including, but not limited to, treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management services.

“Casualty Event” means any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or assets of any Loan Party or its Subsidiaries.

“Change in Control” means (a) Sponsor shall cease to own and control, directly or indirectly, free and clear of all Liens or other encumbrances, one hundred percent (100%) of the outstanding voting and economic Equity Interests of Holdings on a fully diluted basis, (b) Holdings shall cease to directly own and control, free and clear of all Liens or other encumbrances, (other than Liens in favor of the Administrative Agent pursuant to the Collateral Documents) one hundred percent (100%) of the outstanding voting and economic Equity Interests of the Borrower and its Subsidiaries on a fully diluted basis or (c) the occurrence of a “change of control” or any other defined term describing a similar concept or having a similar purpose or meaning shall have occurred in respect of any Material Indebtedness or Material Contract.

“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning assigned to such term in Section 9.17.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any and all property (whether real or personal) owned, leased or operated by a Person covered by the Collateral Documents and any and all other property (whether real or personal) of any Loan Party, now existing or hereafter acquired, that may at any time be, become or be intended to be, subject to a security interest or Lien to secure the Secured Obligations.

“Collateral and Guaranty Requirement” means the requirement that:

(a)
subject to Section 5.17, the Administrative Agent shall have received each Collateral Document on the Effective Date (or with respect to any documents provided pursuant to Section 5.12, the Administrative Agent shall have received such documents no later than as required pursuant to Section 5.12), subject to the limitations and exceptions of this Agreement or any Collateral Document, duly executed by each Loan Party party thereto;
(b)
the Obligations shall have been guaranteed by the Sponsor pursuant to the Sponsor Guaranty and by each Loan Guarantor pursuant to Article X hereof;
(c)
the Obligations and the Loan Guaranty shall have been secured pursuant to the Collateral Documents by a perfected security interest, subject to Liens permitted by Section 6.02, in all the Equity Interests in the Borrower and its Subsidiaries (and the Administrative Agent, to the extent such interests are certificated, shall have received certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank);

(d)
the Obligations and the Loan Guaranty shall have been secured by a perfected security interest in all now owned or at any time hereafter acquired tangible and intangible assets of the Loan Parties, in each case, subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents (to the extent appropriate in the applicable jurisdiction);
(e)
except as otherwise contemplated by this Agreement or any Collateral Document, all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements and intellectual property security agreements, required by the Collateral Documents, applicable law or reasonably requested by the Administrative Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Collateral Documents and perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents and the other provisions of the term “Collateral and Guaranty Requirement”, shall have been filed, registered or recorded (or be in proper form for filing, registering or recording); and
(f)
the Real Property Requirements with respect to Real Property Collateral shall have been satisfied.

“Collateral Documents” means, collectively, the Security Agreement, the Pledge Agreement, any Deposit Account Control Agreement, any Mortgages or collateral access agreements in respect of all leased property, any collateral access agreements or landlord or bailee waivers in respect of any warehouses that hold Equipment, any estoppel, collateral assignment and/or direct agreements (including the Customer Direct Agreement and any Customer ESA Direct Agreement) and any other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence security interests or Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, collateral access agreements and landlord waivers, pledges, powers of attorney, consents, assignments, estoppels and/or direct agreements, contracts, fee letters, notices, leases, financing statements and all other written matter whether theretofore, now or hereafter executed by any Loan Party and delivered to the Administrative Agent.

“Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Loans from time to time during the Delayed Draw Availability Period in respect of each Project. The amount of each Lender’s Commitment as of the Effective Date is set forth in the Commitment Schedule and on the Incremental Commitment Approval Date shall increase by the amount of such Lender’s Incremental Commitment, if any. The aggregate amount of the Commitments (a) on the Effective Date is $424,000,000 (the “Initial Commitment”) and (b) on the Incremental Commitment Approval Date (if applicable) shall increase by the Incremental Commitments (the “Increased Commitment”). The aggregate amount of the Initial Commitments attributable to Project A is $[***] and the aggregate amount of the Initial Commitments attributable to Project B is $[***]. The aggregate amount of the Increased Commitments attributable to Project A and Project B shall be determined as of the Incremental Commitment Approval Date by the Borrower and the Lenders with Incremental Commitments.

“Commitment Schedule” means the Schedule attached hereto and identified as such.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Agreement, including through an Electronic System.

“Compliance Certificate” means a certificate of a Financial Officer of the Borrower substantially in the form of Exhibit B required to be delivered pursuant to Section 5.01(c).

“Confidential Information” means all information relating to the Sponsor, the Borrower and/or any of their respective Subsidiaries and their respective businesses or the Transactions (including any information obtained by the Administrative Agent, any Lender or the Lead Arranger, or any of their respective Related Parties, based on a review of any books and records relating to the Sponsor, the Borrower and/or any of their Subsidiaries and their respective Affiliates from time to time, including prior to the date hereof) other than any such information that is publicly available on a non-confidential basis to the Administrative Agent, the Lead Arranger or such Lender, as applicable, prior to disclosure by the Borrower or any of its Subsidiaries.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Cover Sheet” has the meaning given to such term in the Customer CRA 1.

“Covered Entity” means any of the following:

(a)
a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(b)
a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(c)
a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to such term in Section 9.21.

“Customer” has the meaning set forth in the recitals hereto.

“Customer CRA” means Customer CRA 1 or Customer CRA 2 (or both), as the context may require.

“Customer CRA 1” means that certain Amended and Restated Cost Reimbursement Agreement, dated as of October 6, 2026, between Customer, as Buyer, and Shackelford, as Seller.

“Customer CRA 2” means that certain Cost Reimbursement Agreement, dated as of September 24, 2026, between Customer, as Buyer, and the Borrower, as Seller.

“Customer Direct Agreement” means that certain Consent and Agreement by and among Customer, the Borrower, any other applicable Loan Party and the Administrative Agent.

“Customer ESA” means Customer ESA 1 or Customer ESA 2 (or both), as the context may require.

“Customer ESA 1” means that certain Energy Supply Agreement to be entered into between Shackelford and Customer, as contemplated by Customer CRA 1 and on substantially the terms set forth in the Cover Sheet.

“Customer ESA 2” means that certain Energy Supply Agreement to be entered into between the Borrower (or a Loan Party as successor in interest to Borrower) and Customer as contemplated by Customer CRA 2.

“Customer ESA Direct Agreement” means a direct agreement, by and among Customer, the Borrower, any other applicable Loan Party and the Administrative Agent in form and substance reasonably acceptable to the Administrative Agent.

“Credit Party” means the Administrative Agent or any other Lender.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five (5) U.S. Government Securities Business Days prior to (a) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to such term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund Loans; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.

“Delayed Draw Availability Period” means (a) the period from and including the Effective Date to the date that is thirty (30) days prior to the Initial Maturity Date and (b)(i) if the Initial Maturity Date is extended pursuant to Section 2.22 and the Incremental Commitment Approval Date has occurred pursuant to Section 2.23, the period from and including the Effective Date to the date that is thirty (30) days prior to the Extended Maturity Date.

“Deposit Account Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Administrative Agent, which grants the Administrative Agent (on behalf of the Secured Parties) “control” as defined in the UCC over a deposit account maintained by any Loan Party (including, for the avoidance of doubt, each of the Funding Account and, if applicable, the Reserve Account), among the Administrative Agent, the applicable Loan Party and the applicable financial institution at which such deposit account is maintained.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests in a Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith (but, in any case, excluding the granting of a Lien on such property).

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock or pursuant to customary provisions relating to redemptions upon a change of control or sale of assets but only so long as such rights of the holders thereof upon a change of control or sale of assets shall not be permitted to be exercised until Payment in Full), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Indebtedness or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part.

“Disqualified Institutions” means (the list of all such Persons (subject to the terms and conditions set forth herein), the “Disqualified Institutions List”) (a) (i) those Persons that have been specified in writing by the Borrower to the Administrative Agent on a Disqualified Institutions List delivered prior to the Effective Date and (ii) any Affiliate or Subsidiary of the Persons described in clause (a)(i) that is clearly identifiable solely on the basis of the similarity of such Affiliate’s or Subsidiary’s name, (b) any competitors of the Borrower that are identified in writing by the Borrower on a Disqualified Institutions List delivered prior to the Effective Date and from time to time thereafter in a supplement to the Disqualified Institutions List and (c) any Affiliate or Subsidiary of such Persons identified pursuant to the preceding clause (b) (other than Affiliates that constitute bona fide debt funds primarily investing in commercial loans in the ordinary course of business) to the extent such Affiliate or Subsidiary is either (i) identified in writing by the Borrower from time to time in a supplement to the Disqualified Institutions List or (ii) clearly identifiable solely on the basis of the similarity of such Subsidiary’s or Affiliate’s name; provided that (x) no updates to the list of Disqualified Institutions shall be deemed to retroactively apply to any Person that (A) has acquired an assignment or participation interest in respect of the Debt under the Loan Documents or (B) entered into a trade for either of the foregoing, in each case for this clause (x), before such entity is added to the list of Disqualified Institutions, (y)(A) no Person shall constitute a competitor for the purposes of this definition to the extent such Person is not an operating company and (B) no Person that is a financial investor in an operating company but is not itself an operating company shall constitute a competitor or a Disqualified Institution on the basis of the preceding clause (c) and (z) Disqualified Institutions shall exclude any Person that at such time is a Lender, an Affiliate of a Lender or an Approved Fund. The Disqualified Institutions List shall be specified on a schedule prepared by the Borrower that is held with the Administrative Agent, which shall be made available to any Lender upon request to the Administrative Agent. Notwithstanding anything to the contrary contained in this Agreement, (1) the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions and (2) the Loan Parties and the Lenders acknowledge and agree that the Administrative Agent shall have no responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Institution and that the Administrative Agent shall have no liability with respect to any assignment or participation made to a Disqualified Institution; provided that in no event shall the designation of any Person as a Disqualified Institution apply to disqualify any Person until three (3) Business Days after such Person shall have been identified in writing to the Administrative Agent via electronic mail submitted to [***]; [***]; and [***] (or to such other address as the Administrative Agent may designate to the Borrower Representative from time to time).

“Disqualified Institutions List” has the meaning assigned such term in the definition of “Disqualified Institutions”.

“Document” has the meaning assigned to such term in the Security Agreement.

“dollars” or “$” refers to lawful money of the U.S.

“Duration Fee” has the meaning assigned to such term in Section 2.10(c).

“Duration Fee Due Date” means each six (6)-month anniversary of the Effective Date prior to Payment in Full.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, web portal access for the Borrower, a Platform, and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Assignee” means any Person other than an Ineligible Institution.

“Environmental Laws” means all laws (including common laws), statutes, treaties, rules, regulations, codes, ordinances, orders, decrees, writs, judgments, injunctions, determinations, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating to the protection of the environment, preservation or reclamation of natural resources, pollution, or the generation, use, handling, transportation, storage, treatment, cleanup, presence, Release or threatened Release of, or exposure to, any Hazardous Material, or to public or worker health or safety matters (as it relates to the exposure to Hazardous Materials).

“Environmental Liability” means any Liability, contingent or otherwise (including any liability for personal injury or damages, costs of environmental investigation and remediation and other response actions and administrative oversight, fines, penalties, natural resource damages or indemnities), relating to (a) any actual or alleged violation of, or Liability arising under, any Environmental Law, (b) the generation, use, handling, transportation, storage, disposal or treatment of any Hazardous Materials, (c) any exposure of any Person to any Hazardous Materials, (d) the presence, Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which Liability is assumed or imposed with respect to any of the foregoing.

“EPC Agreement” means any engineering, procurement and construction agreement entered into by a Loan Party in respect of a Project, in each case in form and substance reasonably satisfactory to the Administrative Agent.

“Equipment” means all LLE, equipment, components, materials, supplies, inventory, sitework, related infrastructure improvements, related deliverables and other items, rights and assets associated with, arising out of or acquired, constructed, designed, procured or incurred in connection with a Project, including, without duplication, any Pre-Approved Equipment and all other Equipment approved under a Customer CRA, including any items set forth on Exhibit A-2 to each Customer CRA, together with all rights under related purchase orders, purchase contracts and agreements and all rights to assignment, delivery, possession, resale, liquidation or reimbursement under the Customer CRA.

“Equipment Purchase Agreement” means (a) any Equipment Purchase Agreement (CRA 1), (b) any Equipment Purchase Agreement (CRA 2), and (c) any other purchase orders, purchase contracts and other agreements entered into by a Loan Party with respect to the purchase of Qualifying Equipment, in each case together with warranty information and general terms and conditions of sale attached thereto, and all exhibits, attachments and schedules thereto (or all of them), as the context may require.

“Equipment Purchase Agreements (CRA 1)” means [***], in each case together with warranty information and general terms and conditions of sale attached thereto, and all exhibits, attachments and schedules thereto.

“Equipment Purchase Agreements (CRA 2)” means [***], in each case together with warranty information and general terms and conditions of sale attached thereto, and all exhibits, attachments and schedules thereto.

“Equipment Sellers” means, as applicable, (a) [***], and (b) each other seller under any other Equipment Purchase Agreement.

“Equity Contribution” means any cash equity contribution made directly or indirectly by the Sponsor or any parent of the Borrower to the common equity of the Borrower.

“Equity Interests” means shares of capital stock, units, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing (until so converted or exchanged).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations and published interpretations thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is (i) treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code and (ii) under common control, within the meaning of Section 4001(a)(14) of ERISA. Any entity that qualified as an ERISA Affiliate on any date prior to or after the date hereof shall continue to be an ERISA Affiliate, under this definition, for any period during which any Loan Party could have any liability under the Code or ERISA on account of such prior ERISA Affiliate status.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the thirty (30) day notice period is waived), (b) a determination by any Loan Party, ERISA Affiliate, Plan actuary or Governmental Authority that any Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA), (c) the existence with respect to any Plan of a non-exempt Prohibited Transaction, (d) the failure of any Loan Party or any ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure by any Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, with respect to any Plan, (e) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (f) the incurrence by any Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to any Plan, (g) the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a Plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (h) the incurrence by any Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of any Loan Party or any ERISA Affiliate from any Plan (within the meaning of Section 4063 of ERISA) or Multiemployer Plan, (i) the receipt by any Loan Party or any ERISA Affiliate of any notice from any Multiemployer Plan, or the receipt by any Multiemployer Plan from any Loan Party or any ERISA Affiliate of any notice, concerning the imposition upon any Loan Party or any ERISA Affiliate of Withdrawal Liability, or (j) the receipt by any Loan Party or any ERISA Affiliate of any notice from any Multiemployer Plan concerning a determination that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), in “endangered”, “critical” or “critical and declining” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or terminated (within the meaning of Section 4041A of ERISA).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exit Fee” has the meaning assigned to such term in Section 2.10(d).

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an ECP at the time the Guarantee of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.17(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.15(f), and (d) any withholding Taxes imposed under FATCA.

“Expense Items” has the meaning given to such term in the Customer CRA.

“Extended Maturity Date” has the meaning assigned to such term in Section 2.22.

“Extension Notice” has the meaning assigned to such term in Section 2.22.

“Extension Option” has the meaning assigned to such term in Section 2.22.

“Extension Period” has the meaning assigned to such term in Section 2.22.

“Extraordinary Receipts” means any cash received by a Loan Party or any of its Subsidiaries not in the ordinary course of business, including, without limitation, (a) pension plan reversions, (b) proceeds of insurance (other than, in the case of proceeds of casualty liability insurance, to the extent such proceeds are (i) promptly payable to a Person that is not a Loan Party or any of its Subsidiaries in accordance with applicable Requirements of Law or with contractual obligations entered into in the ordinary course of business or (ii) received by a Loan Party or any of its Subsidiaries and otherwise addressed through clause (b) of the definition of Prepayment Event), (c) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (d) condemnation awards (and payments in lieu thereof) and (e) indemnity payments (other than to the extent such indemnity payments are promptly payable to a Person that is not an Affiliate of a Loan Party or any of its Subsidiaries).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate.

“Flood Insurance Laws” shall mean, collectively, (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994, (d) the Flood Insurance Reform Act of 2004 and (e) the Biggert-Waters Flood Insurance Reform Act of 2012, and other applicable Laws related thereto, and in each case, as now or hereafter in effect or any successor thereto.

“Financial Officer” means, as to any Person, the chief financial officer, chief accounting officer, treasurer, assistant treasurer or controller of such Person.

“Floor” means, for each of the Adjusted Term SOFR Rate or Adjusted Daily Simple SOFR, 0.00%.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Funding Account” means the deposit account of the Borrower established as of the Effective Date to which the Administrative Agent is authorized by the Borrower to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

“Funding Request” means a written request completed by a Responsible Officer of the Borrower substantially in the form of Exhibit F or such other form approved by the Administrative Agent.

“GAAP” means, subject to Section 1.04, generally accepted accounting principles in the United States as in effect from time to time.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Rule” means, with respect to any Person, any statute, law, rule, regulation, ordinance, rule of common law, order or binding interpretation, code, treaty, judgment, decree, directive, binding guidelines, binding policy or similar form of decision of any Governmental Authority in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

“GS” means Goldman Sachs Lending Partners LLC.

“GS Parties” means Goldman Sachs Lending Partners LLC and its Affiliates.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations entered into in connection with any acquisition or disposition or other transaction in the ordinary course of business. “Guaranteed” has the meaning correlative thereto.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“Guarantor Payment” has the meaning assigned to such term in Section 10.11.

“Guarantors” means all Loan Guarantors and the term “Guarantor” means each or any one of them individually.

“Hazardous Materials” means: (a) any substance, material, or waste that is regulated by, or for which Liability or standards of conduct may be imposed under, any Environmental Law, including any substance, material, or waste that is included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “solid waste,” “special waste”, “toxic substances,” “toxic materials,” “toxic waste,” or words of similar import in any Environmental Law; (b) those substances listed as hazardous substances by the U.S. Department of Transportation (or any successor agency) (49 C.F.R. §172.101) or by the Environmental Protection Agency (or any successor agency) (40 C.F.R. Part 302); and (c) any substance, material, or waste that is petroleum, petroleum-related, or a petroleum by-product, natural gas, natural gas liquids, asbestos or asbestos-containing material, polychlorinated biphenyls, per- or polyfluoroalkyl substances, flammable or explosive substances, freon gas, radon, radioactive substances or toxic mold.

“Holdings” means Atlas Energy Solutions ProjectCo Holdings, LLC, a Texas limited liability company.

“Increased Commitment” has the meaning assigned to such term in the definition of “Commitment”.

“Incremental Commitments” has the meaning assigned to such term in Section 2.23(a).

“Incremental Loans” has the meaning assigned to such term in Section 2.23(a).

“Indebtedness” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person (whether created or assumed) for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, (b) all obligations of such Person (whether contingent or otherwise) in respect of bankers’ acceptances, letters of credit, surety or other bonds and similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding (i) any earn out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (ii) accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the ordinary course of business which are not greater than ninety (90) days past due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP), (d) all finance lease obligations of such Person, (e) all Indebtedness (as described in the other clauses of this definition) of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of Indebtedness for purposes of this clause (e), shall be an amount equal to the unpaid amount of such Indebtedness or, if less, the fair market value of the encumbered property, (f) all Indebtedness (as described in the other clauses of this definition) of others Guaranteed by such Person or in respect of which such Person otherwise assures a creditor against loss, (g) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Indebtedness or property of others, (h) Disqualified Capital Stock, (i) all amounts owed by such Person under Swap Agreements to the counterparties under such Swap Agreements, and (j) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person. Except as explicitly set forth above, the Indebtedness of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a) hereof, Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(c).

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such company, investment vehicle or trust shall not constitute an Ineligible Institution if it (i) has not been established for the primary purpose of acquiring any Loans, (ii) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (iii) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business, (d) a Loan Party or a Subsidiary or other Affiliate of a Loan Party (including, for the avoidance of doubt, the Sponsor and Holdings), or (e) a Disqualified Institution.

“Initial Commitment” has the meaning assigned to such term in the definition of “Commitment”.

“Initial Maturity Date” has the meaning assigned to such term in the definition of “Maturity Date”.

“Intellectual Property” has the meaning assigned to such term in the Security Agreement.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

“Interest Payment Date” means (a) with respect to any ABR Loan, (i) the first (1st) Business Day of each fiscal quarter and (ii) the Maturity Date and (b) with respect to any Term Benchmark Loan, (i) the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and (ii) the Maturity Date.

“Interest Period” means, with respect to any Term Benchmark Borrowing, the period commencing on the date of such Term Benchmark Borrowing and ending on the numerically corresponding day in the calendar month that is one (1) or three (3) months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan), as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period; and (c) no tenor that has been removed from this definition pursuant to Section 2.12(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means, as to any Person, any direct or indirect acquisition of another Person or investment by such Person by means of (a) the purchase or other acquisition of equity interests of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit of such Person or all or a material amount of assets of such Person relative to such Person or to the Borrower and its Subsidiaries; provided that, for the avoidance of doubt, Investments shall not include capital expenditures for purchases or acquisitions of materials, supplies and equipment in the ordinary course of business.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit D.

“Lead Arranger” means Goldman Sachs Lending Partners LLC, in its capacity as lead arranger and bookrunner.

“Legal Requirements” means, as to any Person, the articles of incorporation, bylaws or other organizational or governing documents of such Person, any Governmental Rule, any requirement under a permit, and any determination of any Governmental Authority in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender-Related Person” has the meaning assigned to such term in Section 9.03(b).

“Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a Lender hereunder pursuant to an Assignment and Assumption, other than any such Person that ceases to be a Lender hereunder pursuant to an Assignment and Assumption.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages, obligations or liabilities of any kind (whether contingent or absolute, matured or unmatured, accrued or not accrued, asserted or unasserted, or otherwise).

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, in the nature of security. For the purposes of this Agreement, Holdings, the Borrower or any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person in a transaction intended to create a financing.

“LLE” has the meaning assigned to such term in the Customer CRA.

“Loan Documents” means, collectively, this Agreement, any promissory notes issued pursuant to this Agreement, the Collateral Documents, the Loan Guaranty, the Sponsor Guaranty and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered by a Loan Party to, or in favor of, the Administrative Agent or any Lender, each Borrowing Request, each Compliance Certificate, each other document designated as Loan Document thereunder and each consent or waiver, executed by the Borrower and/or any other Loan Party pursuant to this Agreement. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, amendments and restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Guarantor” means each Loan Party and Holdings.

“Loan Guaranty” means Article X of this Agreement.

“Loan Parties” means, collectively, the Borrower and each Subsidiary of the Borrower who becomes a Loan Guarantor under this Agreement or pursuant to a joinder agreement and their successors and assigns, and the term “Loan Party” shall mean any one of them or all of them individually, as the context may require.

“Loans” means the loans made by the Lenders pursuant to this Agreement including all Incremental Loans.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, results of operations, or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform any of their obligations under the Loan Documents, or (c) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is party.

“Material Contract” means, at any time, (a) the Customer CRA, (b) the Equipment Purchase Agreements, (c) the Customer ESA, (d) any EPC Agreement, (e) Real Property Documents and (f) any other agreement material to the business and operations of the Borrower and its Subsidiaries.

“Material Contract Participants” means (a) Customer, (b) each Equipment Seller and (c) any other party to a Material Contract (other than any Loan Party).

“Material Indebtedness” means, as of any date, (a) Indebtedness, or obligations in respect of one (1) or more Swap Agreements, of any one (1) or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding the Threshold Amount. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower and its Subsidiaries in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means the date that is one hundred eighty (180) days after the Effective Date (the “Initial Maturity Date”), as such date may be extended to the Extended Maturity Date in accordance with Section 2.22 (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), or such earlier date as may result from acceleration of the Loans in accordance with this Agreement.

“Maximum Rate” has the meaning assigned to such term in Section 9.17.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means each mortgage, deed of trust, deed to secure debt or other real estate security document in respect of any owned or leased Real Property of any Loan Party, duly executed and delivered by any Loan Party to the Administrative Agent from time to time, in form and in substance reasonably satisfactory to the Administrative Agent, together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA which is covered by Title IV of ERISA and with respect to which any Loan Party or any ERISA Affiliate contributes, has an obligation to contribute, or could reasonably be expected to have any liability.

“Net Proceeds” means, with respect to any Prepayment Event, (a) the cash proceeds received in respect of such Prepayment Event including (without duplication) (i) any cash received in respect of any non-cash proceeds, but only as and when actually received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum (without duplication) of (i) all reasonable and documented out-of-pocket fees and expenses incurred by the Loan Parties (other than any fees paid to or expenses owing to, Affiliates of any Loan Party) directly related to such Prepayment Event and (ii) the amount of all Taxes paid (or reasonably estimated to be payable) by the Borrower or its Subsidiaries or their direct or indirect equity holders and (iii) the amount of any escrows established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer of the Borrower).

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees (including the Duration Fee) and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Loan Parties to any of the Lenders, the Administrative Agent or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made under this Agreement.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17).

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, Public Law No. 119-16, or any similar law or regulation, as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Term Benchmark borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Payment” has the meaning assigned to such term in Section 8.11(a).

“Payment in Full” means all Commitments have expired or terminated and the principal of and interest on each Loan and all fees (including the Duration Fee, if applicable), expenses and other amounts payable under any Loan Document (other than contingent indemnification obligations for which no claim or demand has been made) have been paid in full in cash.

“Payment Notice” has the meaning assigned to such term in Section 8.11(b).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a)
Liens imposed by law for Taxes that are not yet delinquent or that are being contested in accordance with Section 5.04;
(b)
carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue or are being contested in good faith by appropriate proceedings and adequate reserves are being maintained in accordance with GAAP if so required;
(c)
pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)
deposits to secure the performance of bids, contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the ordinary course of business;
(e)
judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII and that have not been recorded against the Real Property Collateral;
(f)
licenses and sublicenses (it being understood that any licenses or sublicenses of any Intellectual Property owned by or exclusively licensed to, respectively, a Loan Party or a Subsidiary shall only be on a non-exclusive basis consistent with past practices) granted by a Loan Party or a Subsidiary and leases and subleases (by a Loan Party or a Subsidiary as lessor or sublessor) to third parties in the ordinary course of business and not interfering with the business of the Loan Party or a Subsidiary;
(g)
easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; and
(h)
Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Subsidiary and (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Subsidiary in the ordinary course of business;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, except with respect to Liens of the type described in clause (h) above.

“Permitted Investments” means:

(a)
direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States or Canada (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States or Canada), in each case maturing within one year from the date of acquisition thereof;
(b)
investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, a credit rating no lower than A2 or P2 as such rating is set forth by S&P or Moody’s, respectively;
(c)
Cash Equivalent Investments;
(d)
fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in the definition of “Cash Equivalent Investments”; and
(e)
money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a‑7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $1,000,000,000.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA) (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Platform” means ClearPar, Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“Pledge Agreement” means that certain Pledge Agreement, dated as of the Effective Date, between Holdings and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties.

“Pre-Approved Equipment” means Equipment on Exhibit A-1 to the Customer CRA (as in effect on the Effective Date).

“Premises” means, with respect to a Project, the Project site, associated buildings, and any improvements, installations, and infrastructure installed in, on, and/or under the site and buildings, along with any Loan Party’s personal property and equipment thereon or therein and any rights and easements benefitting the site.

“Prepayment Date” means, for any Prepayment Event, (a) in respect of a Prepayment Event described in clause (a), (b), (c), (e) or (f) of the definition of the term “Prepayment Event”, within three (3) Business Days after the applicable Net Proceeds are received by the Loan Party or a Subsidiary and (b) in respect of a Prepayment Event described in clause (d) of the definition of the term “Prepayment Event”, immediately after the applicable Net Proceeds are received by the Loan Party or a Subsidiary.

“Prepayment Event” means:

(a)
any Disposition pursuant to Section 6.05(c) and Section 6.05(d) (it being understood and agreed 100% of such Net Proceeds shall be prepaid in accordance with and subject to Section 2.09(b));
(b)
any Casualty Event which results in Net Proceeds (it being understood and agreed 100% of such Net Proceeds shall be prepaid in accordance with and subject to Section 2.09(b));
(c)
the receipt by the Borrower or any Subsidiary of (i) any payment or proceeds under the Customer CRA or any reimbursements, refunds or similar payments made in respect of Expense Items (from Material Contract Participants or otherwise), (ii) any liquidated damages, warranty payments or other similar payments under any Material Contract, in each case (other than any Customer CRA), in excess of $500,000 individually or $500,000 during any three-month period or (iii) any payment in connection with the cancellation, termination or suspension of any Material Contract (other than any Customer CRA) prior to the end of the scheduled term thereof, in each case, in excess of $500,000 individually or $500,000 during any three-month period;
(d)
the incurrence by the Borrower or any Subsidiary of any Indebtedness other than Indebtedness permitted by Section 6.01 (and any Indebtedness constituting any project financing or other “take-out” debt or equities financing, whether in a public or private offering, in connection with a Project, incurred by the Sponsor or any of its subsidiaries that holds a direct or indirect Equity Interest in a Loan Party but excluding, for avoidance of doubt, any refinancing of existing Indebtedness of Atlas Sand Company, LLC or any of its subsidiaries);
(e)
the receipt by the Borrower or any Subsidiary of any Extraordinary Receipts; and
(f)
the issuance by the Borrower or any Subsidiary of any Equity Interests (other than to Sponsor or any of its Subsidiaries) or the receipt by the Borrower or any of its Subsidiaries of any cash Equity Contribution (other than from Sponsor or any of its Subsidiaries).

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“Prohibited Transaction” means a prohibited transaction as defined in Section 406 of ERISA or Section 4975(c) of the Code.

“Project” means Project A or Project B (or both), as the context may require.

“Prudent Industry Practice” means any of the practices, methods and acts engaged in or approved by a significant portion of the independent power industry during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Prudent Industry Practice is not intended to be any one of a number of the optimum practices, methods, or acts to the exclusion of all others, but rather to be acceptable practices, methods, or acts generally accepted in the industry.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase Cap” has the meaning given to such term in the Customer CRA.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 9.21.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Loan Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualifying Equipment” means, as of any date of determination, any Equipment that is, or upon the purchase thereof, will be, owned by a Loan Party, so long as:

(a)
such Equipment is subject to the Customer CRA and approved by Customer in accordance with the Customer CRA and the costs and expenses associated therewith constitute Expense Items (and the Borrower has delivered evidence reasonably satisfactory to the Administrative Agent of Customer’s approval (it being understood that, in the case of Pre-Approved Equipment, delivery of the executed Customer CRA is deemed as reasonably satisfactory evidence of Customer’s approval other than in the case of any amendment or modification thereto after the date of the Customer CRA));

(b)
the Borrower or another Loan Party has good (or will have upon the earlier of purchase and/or delivery of the same (or, in the case of [***] Equipment, upon purchase and delivery of the same) title to such Equipment;
(c)
(i) all payments required to be made on or prior to such time in respect of such Equipment under the applicable Equipment Purchase Agreement shall have been paid by such Loan Party and (ii) the applicable Equipment Purchase Agreement does not prohibit collateral assignment of such agreement to the Collateral Agent and does not contain any change of control restrictions without an exception for foreclosure and sale by the Collateral Agent in the exercise of remedies;
(d)
such Loan Party has the right to subject such Equipment (upon taking title to same) to a Lien in favor of the Administrative Agent and such Equipment is subject to a first priority perfected Lien in favor of the Administrative Agent and is free and clear of all other Liens of any nature whatsoever (except for Liens permitted by Section 6.02 which do not have priority over the Lien in favor of the Administrative Agent);
(e)
such Equipment (upon taking title to same) (i) is covered by casualty insurance acceptable to the Administrative Agent in its reasonable discretion and (ii) is (or, upon a Loan Party taking title to such Equipment, will be) located in the U.S. on a Qualifying Location;
(f)
such Equipment is in good working order and condition (ordinary wear and tear excepted) and is used or held for use by such Loan Party for a Project;
(g)
such Equipment (i) is not subject to any agreement (other than the Customer ESA and Customer CRA) which restricts the ability of such Loan Party to use, sell, transport or dispose of such Equipment or which restricts the Administrative Agent’s ability to take possession of, sell or otherwise dispose of such equipment and (ii) has not been purchased from a Sanctioned Person; and
(h)
prior to being made available for use at a Project or delivery to a Project site, such Equipment does not constitute “Fixtures” under the applicable laws of the jurisdiction in which such equipment is located.

“Qualifying Location” means (a) any Project site or (b) any location or site owned or leased by a Loan Party for the purposes of storing Equipment in a manner consistent with Prudent Industry Practice, in each case, (i) with respect to premises owned by a Loan Party, which premises are subject to a first priority perfected Lien in favor of the Administrative Agent or (ii) with respect to premises leased by a Loan Party, for which such Loan Party has (x) in the case of Real Property leased by a Loan Party, delivered to the Administrative Agent a Mortgage and (y) in the case of any premises leased by a Loan Party, delivered a collateral access agreement, landlord waiver, bailee waiver or other similar agreement as required by Section 5.12(f).

“Real Property” means, at any time, any and all of the real property owned or leased by any Loan Party, together with, in each case, all improvements and appurtenant fixtures, easements and other property and rights incidental to the ownership, lease or operation thereof (provided that, with respect to any such real property, “Real Property” shall exclude any equipment or other personal property not constituting fixtures and/or improvements to such real property.

“Real Property Collateral” means all of the owned or leased Real Property in existence on the Effective Date and all owned or leased Real Property acquired after the Effective Date, in each case, with a fair market value, individually or in the aggregate, of at least one million dollars ($1,000,000).

“Real Property Documents” means, collectively, each deed, lease, sublease, easement, surface use agreement or right-of-way agreement pursuant to which any Loan Party holds, or that evidences, any fee, leasehold, or other real property interest in any Real Property owned or otherwise acquired by a Loan Party in connection with the construction, development, ownership or operation of the Premises.

“Real Property Requirements” means each of the following agreements, instruments, documents, evidence or other items for each Real Property that is or is to be Real Property Collateral, in form and substance, and from providers, reasonably satisfactory to Administrative Agent, at the sole cost and expense of the Loan Parties:

(a) a Mortgage encumbering such Real Property, duly executed, acknowledged and delivered by the applicable Loan Party to the Title Company and is in form suitable for filing or recording in all appropriate filing or recording offices that Administrative Agent may deem necessary or desirable, including the county in which the Real Property is located, in order to create or evidence a valid first mortgage Lien on such Real Property and/or the rights described therein in favor of the Administrative Agent for the benefit of the Secured Parties, and evidence that all filing and recording taxes and fees have been paid or otherwise provided for, and that such Mortgage has been submitted by the Title Company for recording in all such filing or recording offices;

(b) an American Land Title Association/National Society for Professional Surveyors survey, for which all fees and charges have been paid for by the Borrower, in each case certified to the Administrative Agent and the Title Company (sufficient for the Title Company to remove the standard survey exception from each Title Insurance Policy and issue standard survey related endorsements);

(c) a Title Insurance Policy issued by the Title Company insuring the Lien of the applicable Mortgage as a valid first mortgage Lien on the applicable Real Property Collateral, for which all title insurance premiums, recording fees and related charges have been paid for by the Loan Parties, including all endorsements thereto, and all customary documents, certificates, affidavits and indemnities required by the Title Company as conditions to the issuance of the Title Insurance Policies;

(d) in the event that the title commitments, the surveys, or any other reports or documents relating to such Real Property reveal any issues, in Administrative Agent’s reasonable discretion and at any time during the term of this Agreement, which may affect the marketability, use, value, or insurability of any Real Property Collateral or the compliance by any Real Property Collateral with any applicable Laws (including, without limitation, Environmental Laws), items necessary for the Loan Parties to correct or otherwise address such issues, to Administrative Agent’s reasonable satisfaction;

(e) a customary zoning report, evidencing such Real Property’s compliance with all applicable Requirements of Law, together with copies of each letter issued by the applicable Governmental Authority with respect thereto;

(f) if reasonably requested by the Administrative Agent, a Phase 1 Environmental Site Assessment, and if recommended by, or (in the sole discretion of the Administrative Agent) necessary based upon, same, a Phase II Environmental Site Assessment;

(g) if reasonably requested by the Administrative Agent, an appraisal of the Real Property;

(h) opinions of local counsel for the Loan Parties in each jurisdiction in which the Real Property Collateral is located, with respect to matters as are customarily included in similar opinions, including, without limitation, opinions as to (i) the enforceability of the Mortgage, (ii) the power and authority of the applicable Loan Party to execute the Mortgage and (iii) the due execution and delivery of the Mortgage; and

(i) to the extent such Real Property Collateral contains any Building (as defined in the applicable Flood Insurance Laws), flood insurance certifications, together with evidence that adequate flood insurance required to be maintained under this Agreement is in full force and effect, with additional insured, mortgagee and lender loss payable special endorsements attached thereto naming the Administrative Agent as additional insured, mortgagee and lender loss payee, as applicable, and evidence that the Loan Parties have taken all actions required under the Flood Insurance Laws and/or requested by the Administrative Agent or any Lender to assist in ensuring that each Lender is in compliance with the Flood Insurance Laws applicable to the Real Property Collateral.

“Recipient” means, as applicable, (a) the Administrative Agent and (b) any Lender, or any combination thereof (as the context requires).

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two (2) Business Days preceding the date of such setting, (2) if such Benchmark is Daily Simple SOFR, then four (4) Business Days prior to such setting or (3) if such Benchmark is neither the Term SOFR Rate nor Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning assigned to such term in Section 9.04(b).

“Regulations T, U, and X” mean Regulations T, U, and X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulatory Authority” has the meaning assigned to such term in Section 9.12.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping into the environment.

“Relevant Governmental Body” means the Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto.

“Relevant Rate” means (a) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate or (b) with respect to any RFR Borrowing, the Adjusted Daily Simple SOFR, as applicable.

“Report” means reports prepared by the Administrative Agent or another Person showing the results of examinations or audits pertaining to the assets of the Loan Parties from information furnished by or on behalf of the Borrower, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.

“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Loans representing more than 50% of the sum of the aggregate outstanding Loans and aggregate unused Commitments of all Lenders at such time; provided that at all times “Required Lenders” shall include (a) a GS Party that is then a Lender for so long as a GS Party holds at least 25% of the sum of the aggregate outstanding Loans and aggregate unused Commitments of all Lenders at such time and (b) a Barclays Party that is then a Lender for so long as a Barclays Party holds at least 25% of the sum of the aggregate outstanding Loans and aggregate unused Commitments of all Lenders at such time.

“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Account” means a segregated deposit account of the Borrower established and maintained with the Administrative Agent, in the name of the Borrower, subject at all times to a Deposit Account Control Agreement in favor of the Administrative Agent (on behalf of the Secured Parties), into which the Borrower shall deposit and maintain the Reserve Account Required Balance.

“Reserve Account Required Balance” means (a) prior to the Initial Maturity Date an amount equal to the aggregate scheduled interest and fees projected by the Borrower in good faith (and reasonably acceptable to the Administrative Agent) to become due and payable in respect of the Loans and the Commitments during the 90-day period ending immediately prior to the Initial Maturity Date and (b) if the Initial Maturity Date is extended pursuant to Section 2.22, an amount equal to the aggregate scheduled interest and fees projected by the Borrower in good faith (and reasonably acceptable to the Administrative Agent) to become due and payable in respect of the Loans and the Commitments (including any Incremental Commitments) during the 180-day period ending immediately prior to the Extended Maturity Date.

“Reserve Account Shortfall” means, as of any date, the amount (if any) by which the aggregate amount on deposit in the Reserve Account is less than the Reserve Account Required Balance as of such date.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the President or any Financial Officer of such Person.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary; (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Subsidiary; (c) any payment or distribution (whether in cash, securities or other property) on account of any return of capital to the Borrower’s or any Subsidiary’s respective stockholders, partners or members (or the equivalent Person thereof) or in respect of any Indebtedness owed to any Affiliate (other than a Loan Party) (other than Indebtedness permitted by Section 6.01(j)) or (d) any payment by the Borrower or any of its Subsidiaries for any advisory, consulting, management or similar services provided by or payable to any Affiliate of the Borrower.

“Retiree Medical Plan” means any retiree medical benefit plan or arrangement sponsored, maintained, or contributed to, or required to be contributed to, by any Loan Party or ERISA Affiliate.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Loan” means a Loan that bears interest at a rate based on Adjusted Daily Simple SOFR.

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of a comprehensive Sanctions embargo (as of the date of this Agreement, Cuba, Iran, North Korea, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic regions of Ukraine, and the Zaporizhzhia and Kherson regions of Ukraine).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of blocked Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, His Majesty’s Treasury of the United Kingdom, or Canada, (b) any Person operating, organized or ordinarily resident in a Sanctioned Country, or (c) any Person 50% or more owned or controlled (as such term is defined in the applicable Sanctions) by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all applicable economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom, (c) Canada, or (d) any other relevant sanctioned authorities.

“SEC” means the Securities and Exchange Commission of the U.S.

“Secured Cash Management Agreement” means a Cash Management Agreement between (a) any Loan Party and (b) a Secured Cash Management Provider.

“Secured Cash Management Obligations” means any and all amounts and other obligations owing by any Loan Party to any Secured Cash Management Provider under any Secured Cash Management Agreement.

“Secured Cash Management Provider” means a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent.

“Secured Obligations” means all Obligations, together with all Secured Cash Management Obligations and all Swap Agreement Obligations; provided that the Lender party thereto (other than GS) shall have delivered written notice to the Administrative Agent that the relevant Swap Agreement has been entered into and that it constitutes a Secured Obligation entitled to the benefits of the Collateral Documents; provided, further, that the definition of “Secured Obligations” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor.

“Secured Parties” means (a) the Administrative Agent, (b) the Lenders, (c) each counterparty to any Swap Agreement, to the extent the obligations thereunder constitute Secured Obligations, (d) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (e) the successors and assigns of each of the foregoing.

“Security Agreement” means that certain Pledge and Security Agreement, dated as of the Effective Date, between the Loan Parties, the Administrative Agent, and the other parties thereto, and any other pledge or security agreement entered into, after the Effective Date by any other Loan Party (as required by this Agreement or any other Loan Document) or any other Person for the benefit of the Administrative Agent and the other Secured Parties, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Shackelford” means Atlas Energy Solutions Shackelford 1, LLC, a Texas limited liability company.

“Socorro” means Atlas Energy Solutions Socorro, LLC, a Texas limited liability company.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Rate Day” has the meaning assigned to such term in the definition of “Daily Simple SOFR”.

“Sponsor” means Atlas Energy Solutions Inc., a Delaware corporation.

“Sponsor Guaranty” means that certain Parent Guaranty, dated as of the Effective Date, made by the Sponsor, for the benefit of the Administrative Agent on behalf of the Secured Parties.

“Statements” has the meaning assigned to such term in Section 2.16(g).

“Step-In Rights” has the meaning given to such term in the Customer CRA.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held. Unless the context otherwise requires or expressly stated herein, for purposes of this Agreement, “Subsidiary” shall mean a Subsidiary of the Borrower; provided that Socorro shall not constitute a Subsidiary for purposes of this Agreement or any other Loan Document.

“Supported QFC” has the meaning assigned to such term in Section 9.21.

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock, phantom unit, or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower shall be a Swap Agreement.

“Swap Agreement Obligations” means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any such Swap Agreement transaction.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term SOFR Determination Day” has the meaning assigned to such term in the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two (2) U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

“Threshold Amount” means ten million dollars ($10,000,000).

“Title Company” means any nationally recognized title insurance company selected by the Borrower (and acceptable to the Administrative Agent).

“Title Insurance Policy” means fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or the equivalent or other form available in each applicable jurisdiction issued by the Title Company in form and substance reasonably acceptable to the Administrative Agent, together with customary endorsements, and in amounts acceptable to the Administrative Agent, and providing for such other affirmative insurance and such coinsurance and direct access reinsurance as the Administrative Agent may reasonably request.

“Transactions” means the execution, delivery and performance by Holdings, the Borrower and the other Loan Parties of this Agreement and the other Loan Documents, the execution, delivery and performance by the Sponsor of the Sponsor Guaranty, and any borrowing of Loans on the Effective Date.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, Adjusted Daily Simple SOFR or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or in any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” or “U.S.” means the United States of America.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” (a) for purposes of Sections 3.23 and 6.17 hereof, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States and (b) for all other purposes, any Person that is a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 9.21.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.15(f)(ii)(B)(3).

“[***] Equipment” means Equipment purchased by a Loan Party pursuant to that certain [***].

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Sections 4203 and 4205, respectively, of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Written Information” has the meaning assigned to such term in Section 3.09.

“[***]” means [***].

Section 1.02 Types of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings are classified and referred to by Type (e.g., a “Term Benchmark Loan”).

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official published rulings of a Governmental Authority having the force of law) and all judgments, orders and decrees of all Governmental Authorities. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The use of the words “repay” and “prepay” and the words “repayment” and “prepayment” herein shall each have identical meanings hereunder. Unless the context requires otherwise (a) except as otherwise provided herein, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented, otherwise modified or replaced (subject to any restrictions on such amendments, restatements, amendments and restatements, supplements, modifications or replacements set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including”, the word “to” means “to but excluding” and the word “through” means “through and including”, (f) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (g) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including cash, securities, accounts and contract rights, (i) any reference herein to “knowledge of a Loan Party” or to “a Loan Party’s knowledge” shall be construed to mean the actual knowledge of a Responsible Officer of such Loan Party and (j) any references to “borrowed money” shall be construed to include other obligations set forth in clause (a) of the definition of Indebtedness. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if after the date hereof there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Borrower notifies the Administrative Agent in writing that the Borrower requests an amendment to any provision hereof to eliminate the effect of such change in GAAP or in the application thereof (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding anything to the contrary contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (a) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary at “fair value”, as defined therein and (b) any treatment of Indebtedness under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at not less than the full stated principal amount thereof.

Section 1.05 Time for Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day (other than as described in the definition of Alternate Base Rate, Federal Funds Effective Rate or Interest Period), the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be.

Section 1.06 Interest Rates; Benchmark Notifications. The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.12(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.07 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.08 Project.

(a) Each of the representations, warranties, covenants, and events of default contained herein and in the other Loan Documents shall, unless otherwise expressly specified herein, apply separately and independently to each of Project A and Project B, and the respective Customer CRA, Customer ESA, Equipment Purchase Agreements, and other Material Contracts related thereto, as follows:

(i) references to Equipment, the Customer CRA, Customer ESA, Equipment Purchase Agreements, or any other Material Contract that relates to a Project shall be deemed to refer to the corresponding Project to which the relevant provision of such Loan Document relates;

(ii) where any provision of this Agreement or any other Loan Document requires delivery of, consent to, or action with respect to the Customer CRA, Customer ESA, Equipment Purchase Agreement or any other Material Contract that relates to a Project, such requirement shall apply to each such agreement separately and the satisfaction of such requirement with respect to one Project shall not be deemed to satisfy such requirement with respect to the other Project; and

(iii) Loans shall, as applicable, correspond to, and be allocated in accordance with, the Commitments attributable to (i) in the case of Project A, Customer CRA 1 and the Commitments related thereto and (ii) in the case of Project B, Customer CRA 2 and the Commitment related thereto.

(b) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, a Loan Party’s compliance with the directions of Customer in connection with the exercise of Step-In Rights shall not, solely by reason thereof, constitute a breach of any covenant under this Agreement or any other Loan Document; provided that (i) such directions are given in accordance with the terms of the Customer CRA and (ii) such exercise is at all times subject to the rights of the Financing Source as set forth in the applicable Customer CRA and the Customer Direct Agreement.

Article II

The Credits

Section 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender severally (and not jointly) agrees to make Loans in dollars to the Borrower from time to time during the Delayed Draw Availability Period in an aggregate principal amount not to exceed such Lender’s Commitment and the Loans made with respect to Project A or Project B not to exceed the Commitment allocated to each such Project. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.

Section 2.02 Loans and Borrowings.

(a) The Loans shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.12, each Borrowing shall be comprised entirely of ABR Loans or Term Benchmark Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.12, 2.13, 2.14 and 2.15 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $250,000 and not less than $250,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of six (6) Term Benchmark Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to elect to convert or continue any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03 Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request either in writing (delivered by hand or facsimile) in a form approved by the Administrative Agent and signed by the Borrower or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, not later than (a) in the case of a Term Benchmark Borrowing, 11:00 a.m., New York City time, three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable. Each such written Borrowing Request shall specify (or attach, as applicable) the following information and documentation in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing;

(iv) in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(v) the amount of such Borrowing allocated to Project A and Project B and the aggregate amount of Commitments and Commitments allocated for each Project of all Lenders then in effect;

(vi) the amount of such Borrowing, if any, to be used to fund the Reserve Account;

(vii) copies of all receipts, invoices (including third party invoices) and other appropriate documentation or materials under the Equipment Purchase Agreement substantiating the costs to be paid with the requested Loans (together with any other related information that, prior to the date of such Borrowing Request, has been reasonably requested by the Administrative Agent with respect to such costs);

(viii) a certification by the Borrower that the Equipment to be purchased by the Borrower with the proceeds of such Borrowing is Qualifying Equipment, together with supporting documentation relating to such certification; and

(ix) after giving effect to such Borrowing, the amount of the Purchase Cap then remaining under the Customer CRA and a certification that the Purchase Cap (including any sub-cap for financing costs set forth in the Customer CRA) will not be exceeded after giving effect to such Borrowing.

There shall be no more than one (1) Borrowing in any one calendar month. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by such Lender hereunder on the proposed date thereof solely by wire transfer of immediately available funds by 12:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s pro rata share of the aggregate Commitments. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to the Funding Account or, if applicable, the Reserve Account in accordance with the Borrowing Request delivered by the Borrower to the Administrative Agent in connection with such Loans.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the Borrower and the applicable Lender severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.05 Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by delivering an Interest Election Request signed by a Responsible Officer of the Borrower or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable.

(c) Each written Interest Election Request (including requests submitted through Electronic System) shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing; and

(iv) if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, each Term Benchmark Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.06 Termination of Commitments. Unless previously terminated, the Commitment of each Lender shall be automatically and permanently terminated upon the earlier of (i) the funding of all Loans to be made by such Lender during the Delayed Draw Availability Period and (ii) the last day of the Delayed Draw Availability Period.

Section 2.07 Illegality. If it is or becomes unlawful (in the reasonable opinion of a Lender) under the laws of any jurisdiction for that Lender to perform, fund or maintain its Loans, such Lender shall so notify the Administrative Agent in writing and, upon delivery of such notice to the Administrative Agent, the outstanding Loans of such Lender shall become immediately due and payable by the Borrower in full together with accrued interest thereon and all other amounts then due and owing to such Lender (including any break funding payments pursuant to Section 2.14).

Section 2.08 Repayment; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The Register and the corresponding entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender or its registered assigns and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.

Section 2.09 Prepayment of Loans.

(a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (e) of this Section, without penalty or premium (other than payment of any break funding expenses under Section 2.14). Amounts borrowed under Section 2.01 and repaid or prepaid may not be reborrowed.

(b) In the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party or any Subsidiary in respect of any Prepayment Event, on the Prepayment Date, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of such Net Proceeds.

(c) The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile) or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, of any prepayment hereunder not later than 10:00 a.m., New York City, New York time, (i) in the case of prepayment of a Term Benchmark Borrowing, three (3) Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, one (1) Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (A) accrued interest to the extent required by Section 2.11 and (B) break funding payments pursuant to Section 2.14.

Section 2.10 Fees.

(a) The Borrower agrees to pay to GS, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and GS.

(b) The Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the Lenders, commitment fees (the “Commitment Fees”) accruing at a rate per annum equal to 0.50% on the daily average undrawn amount of the Commitments during the Delayed Draw Availability Period. Commitment Fees shall accrue from and including the Effective Date to but excluding the last day of the Delayed Draw Availability Period and shall be payable in arrears on the last Business Day of each month and on the last day of the Delayed Draw Availability Period (or, if earlier, the date on which the Commitments are terminated in full). All computations of Commitment Fees shall be made on the basis of a year of 360 days and the actual number of days elapsed.

(c) If Payment in Full has not occurred prior to each Duration Fee Due Date, the Borrower agrees to pay (or cause to be paid) to Administrative Agent, for the ratable benefit of the Lenders, a duration fee (the “Duration Fee”) equal to 0.50% of the aggregate amount of the Commitments on the Effective Date. The Duration Fee shall be earned on the Effective Date and shall be due and payable on the Duration Fee Due Date. For the avoidance of doubt, no Duration Fee shall be due and payable if Payment in Full has occurred prior to the Duration Fee Due Date.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to GS or to the Administrative Agent, as applicable, for distribution, in the case of Commitment Fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

Section 2.11 Interest.

(a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Each RFR Loan shall bear interest at a rate per annum equal to Adjusted Daily Simple SOFR plus the Applicable Rate.

(d) Notwithstanding the foregoing, (i) automatically upon the occurrence of an Event of Default under clauses (a), (b), (h) or (i) of Article VII, each Loan shall bear interest at the applicable interest rate set forth in clauses (a) through (c) above plus two percent (2%) per annum (provided that, with respect to any Term Benchmark Loan or RFR Loan, the determination of the applicable interest rate is subject to Section 2.05(e) to the extent that Loans may not be converted to, or continued as, Term Benchmark Loans or RFR Loans pursuant thereto) and (ii) during the occurrence and continuance of any other Event of Default, the Required Lenders may, at their option, by notice from the Administrative Agent to the Borrower, declare that each Loan shall bear interest at the applicable interest rate set forth in clauses (a) through (c) above plus two percent (2%) per annum (provided that, with respect to any Term Benchmark Loan or RFR Loan, the determination of the applicable interest rate is subject to Section 2.05(e) to the extent that Loans may not be converted to, or continued as, Term Benchmark Loans or RFR Loans pursuant thereto).

(e) Accrued interest on each Loan (for ABR Loans, accrued through the last day of the prior fiscal quarter) shall be payable in arrears on each Interest Payment Date for such Loan and on the Maturity Date; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) Interest computed by reference to the Term SOFR Rate or Daily Simple SOFR shall be computed on the basis of a year of three hundred sixty (360) days. Interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of three hundred sixty-five (365) days (or three hundred sixty-six (366) days in a leap year). In each case, interest shall be payable for the actual number of days elapsed (including the first (1st) day but excluding the last day). The applicable Alternate Base Rate, Adjusted Daily Simple SOFR, Daily Simple SOFR, Adjusted Term SOFR Rate or Term SOFR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.12 Alternate Rate of Interest.

(a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.12, if:

(i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) (A) prior to commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR or Daily Simple SOFR; or

(ii) the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period or (B) at any time, the Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or Loan) included in such Borrowing;

then the Administrative Agent shall give written notice thereof to the Borrower and the Lenders through Electronic System as provided in Section 9.01 as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.05 or a new Borrowing Request in accordance with the terms of Section 2.03, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing, shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.12(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.12(a)(i) or (ii) above; provided that if the circumstances giving rise to such notice affect only one Type of Borrowing, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.12(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.05 or a new Borrowing Request in accordance with the terms of Section 2.03, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.12(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.12(a)(i) or (ii) above, on such day.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.12, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.12.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to (A) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.12, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day.

Section 2.13 Increased Costs.

(a) If any Change in Law shall

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Term SOFR Rate);

(ii) impose on any Lender any other condition, cost or expense (in each case, other than Taxes) affecting this Agreement or Loans made by such Lender; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, or (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to the Administrative Agent or such Lender of making, continuing, converting into or maintaining any Loan or to increase the cost to the Administrative Agent or such Lender or to reduce the amount of any sum received or receivable by the Administrative Agent or such Lender hereunder (whether of principal, interest or otherwise), then within fifteen (15) Business Days of receipt of a certificate of the type specified in clause (c) below, the Borrower will pay to the Administrative Agent or such Lender, as the case may be, such additional amount or amounts as will compensate the Administrative Agent or such Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender determines that any Change in Law regarding capital requirements or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time, within fifteen (15) Business Days of receipt of a certificate of the type specified in clause (c) below, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error; provided that such certificate from each such Lender shall contain a certification to the Borrower that such Lender is generally requiring reimbursement for the relevant amounts from similarly situated borrowers under comparable syndicated credit facilities. The Borrower shall pay such Lender the amount shown as due on any such certificate within fifteen (15) Business Days after receipt thereof.

(d) Promptly after any Lender has determined that it will make a request for increased compensation pursuant to this Section 2.13, such Lender shall notify the Borrower thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than two hundred seventy (270) days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the two hundred seventy (270)-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.14 Break Funding Payments.

(a) In the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.09), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (except a failure by the Administrative Agent and/or Lenders to fund any Term Benchmark Loan) or (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17 or 9.02(d), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (excluding loss of margin). A certificate of any Lender setting forth the calculation of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(b) With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to prepay any RFR Loan on the date specified in any notice delivered pursuant hereto or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 2.17 or 9.02(d), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 2.15 Withholding of Taxes; Gross-Up.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings of Indemnified Taxes applicable to additional sums payable under this Section 2.15), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.15, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after written demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(f)(ii)(A), (B) and (D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;

(2) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form ‑W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower (or, if the Borrower is a disregarded entity for U.S. federal income tax purposes, the regarded owner of the Borrower for such income tax purposes) within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower (or, if the Borrower is a disregarded entity for U.S. federal income tax purposes, the regarded owner of the Borrower for such income tax purposes) as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the Beneficial Owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form ‑W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each Beneficial Owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(a) Status of the Administrative Agent. The Administrative Agent shall deliver to the Borrower on or before the date on which it becomes the Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower) (i) if it is a U.S. Person, properly completed and duly executed copies of IRS Form W-9 (or any successor form) certifying that such Administrative Agent is exempt from U.S. federal backup withholding Tax or (ii) if it is not a U.S. Person (x) executed originals of IRS Form W-8ECI with respect to any amounts payable to the Administrative Agent for its own account and (y) executed originals of IRS Form W-8IMY with respect to any amounts payable to the Administrative Agent for the account of others, certifying that it is a “U.S. branch,” that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business within the United States and that it is using such form as evidence of its agreement with the Borrower to be treated as a U.S. Person with respect to such payments (and the Borrower and the Administrative Agent agree to so treat the Administrative Agent as a U.S. Person with respect to such payments as contemplated by Section 1.1441-1(b)(2)(iv) of the United States Treasury Regulations), with the effect that, in either case, the Borrower will be entitled to make payments hereunder to the Administrative Agent without withholding or deduction on account of U.S. federal withholding Tax. The Administrative Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(b) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.15 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph (h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(c) Survival. Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document (including payment in full of the Secured Obligations).

(d) Defined Terms. For purposes of this Section 2.15, the term “applicable law” includes FATCA.

Section 2.16 Payments Generally; Allocation of Proceeds; Sharing of Set-offs.

(a) The Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to 2:00 p.m., New York City, New York time, on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent, except that payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Unless otherwise provided for herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) All payments and any proceeds of Collateral received by the Administrative Agent (i) not constituting (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower) or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.09) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent from the Borrower (other than in connection with Swap Agreement Obligations), second, to pay any fees, indemnities, or expense reimbursements then due to the Lenders from the Borrower (other than in connection with Swap Agreement Obligations), third, to pay interest then due and payable on the Loans ratably, fourth, to pay the Duration Fee, fifth, to prepay principal on the Loans, sixth, to pay any amounts owing with respect to Swap Agreement Obligations which were not paid pursuant to the foregoing clause fifth, and seventh, to the payment of any other Secured Obligation. Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any Term Benchmark Loan, except (a) on the expiration date of the Interest Period applicable thereto or (b) in the event, and only to the extent, that there are no outstanding ABR Loans and an Event of Default has occurred and is continuing (and, in any such event, the Borrower shall pay the break funding payment required in accordance with Section 2.14). The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

(c) At the written election and authorization of the Borrower, all payments of principal, interest, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees, costs and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of the Borrower maintained with the Administrative Agent. Notwithstanding the foregoing, the Borrower hereby irrevocably authorizes the Administrative Agent to charge any deposit account of the Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents; provided that the Administrative Agent agrees not to exercise any of the foregoing rights until the occurrence and during the continuance of an Event of Default.

(d) If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e) Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder or any other Loan Document (including any date that is fixed for prepayment by notice from the Borrower to the Administrative Agent pursuant to the terms hereof), that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment or prepayment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the NYFRB Rate.

(f) If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender hereunder. Application of amounts pursuant to (i) and (ii) above shall be made in any order determined by the Administrative Agent in its discretion.

(g) The Administrative Agent may from time to time provide the Borrower with account statements or invoices with respect to any of the Secured Obligations (the “Statements”). The Administrative Agent is under no duty or obligation to provide Statements, which, if provided, will be solely for the Borrower’s convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Secured Obligations. If the Borrower pays the full amount indicated on a Statement on or before the due date indicated on such Statement, the Borrower shall not be in default of payment with respect to the billing period indicated on such Statement; provided that acceptance by the Administrative Agent, on behalf of the Lenders, of any payment that is less than the total amount actually due at that time (including but not limited to any past due amounts) shall not constitute a waiver of the Administrative Agent’s or the Lenders’ right to receive payment in full at another time.

Section 2.17 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.13 or 2.15) and obligations under this Agreement and other Loan Documents to an assignee in accordance with Section 9.04 that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.04, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments and (iv) the Administrative Agent shall have received such information and documentation as may be reasonably requested by the Administrative Agent (acting on its own behalf or on behalf of any Lender) for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (x) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants), and (y) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided that any such documents shall be without recourse to or warranty by the parties thereto.

Section 2.18 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.16(b) or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement or under any other Loan Document; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their outstanding Loans. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and

(b) such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 9.02(b)) (including any consent to any amendment, waiver or other modification pursuant to Section 9.02) or under any other Loan Document; provided that, except as otherwise provided in Section 9.02, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby.

If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will notify the parties. On the date stated in that notice, and subject to any conditions set out in it, that Lender will purchase at par the portion of outstanding Loans of the other Lenders, or take such other actions as the Administrative Agent may determine are necessary, so that the Loans are held pro rata by the Lenders in accordance with their Applicable Percentages. Such Lender then ceases to be a Defaulting Lender. Notwithstanding the fact that any Defaulting Lender has adequately remedied all matters that caused such Lender to become a Defaulting Lender, (x) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender and (y) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from “Defaulting Lender” to “Lender” will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Section 2.19 Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion), then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.19 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.19 shall survive the termination of this Agreement.

Section 2.20 Swap AgreementsEach Lender or Affiliate thereof (other than the Administrative Agent or any Affiliate thereof) having Swap Agreements with any Loan Party shall deliver to the Administrative Agent, not later than ten (10) Business Days after entering into such Swap Agreements, written notice setting forth the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes) and the aggregate amount of all Swap Agreement Obligations of such Loan Party to such Lender or Affiliate (whether matured or unmatured, absolute or contingent). In addition, each such Lender or Affiliate thereof shall deliver to the Administrative Agent, upon a request therefor, a summary of the amounts due or to become due in respect of such Swap Agreement Obligations. The delivery of the notices required by this Section 2.20 to the Administrative Agent shall be used in determining which tier of the waterfall, contained in Section 2.16(b), such Swap Agreement Obligations will be placed.

Section 2.21 Funding Account Withdrawals. The Borrower shall be permitted to withdraw amounts on deposit in the Funding Account as and when needed (each such date, a “Withdrawal Date”) for the costs then due and payable by the Borrower for the purchase (in whole or in part) of Qualifying Equipment and the payment of interest, expenses and fees during the first 180-day period following the Effective Date, subject to the satisfaction (or waiver by the Required Lenders) of the following conditions:

(a) The Borrower shall submit a Funding Request to the Administrative Agent (for further distribution to the Lenders) at least five (5) days (or such shorter timeframe agreed by the Administrative Agent in its sole discretion) prior to the applicable Withdrawal Date, as to the amount and purposes of the requested withdrawal of funds and specifying in reasonable detail the Qualifying Equipment to be purchased (including information identifying any Pre-Approved Equipment or Qualifying Equipment included on Exhibit A-2 to the applicable Customer CRA and any amendments thereto) and the cost of such Qualifying Equipment then due and payable accompanied by any invoices (including third party invoices) and other appropriate documentation or materials under the applicable Equipment Purchase Agreement substantiating the costs to be paid with the requested withdrawal of funds (together with any other related information that, prior to the applicable Withdrawal Date, has been reasonably requested by the Administrative Agent with respect to such costs).

(b) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower (for further distribution to the Lenders) certifying (i) that all of the Equipment to be purchased with such withdrawal constitutes Qualifying Equipment, (ii) that upon purchase (or, in the case of [***] Equipment, upon purchase and delivery) of such Qualifying Equipment, title in such Qualifying Equipment will transfer to the Borrower, (iii) that the Qualifying Equipment is being purchased from a supplier located in the U.S., (iv) that on the Withdrawal Date and after giving effect to the withdrawal of funds from the Funding Account, all funds applied to the purchase of Qualifying Equipment will not exceed the purchase caps in the Customer CRA and (v) the location where such Qualifying Equipment will be located upon purchase by a Loan Party of such Qualifying Equipment and that such location is a Qualifying Location.

(c) For the avoidance of doubt, the Borrower agrees that it shall not withdraw or apply any funds in the Funding Account on any Withdrawal Date pursuant to clause (a) above prior to (i) the Administrative Agent’s receipt of the certificate of the Borrower referred to in clause (b) above and the related completed Funding Request and (ii) the date on which it has received a copy of the Funding Request countersigned (or confirmed by email) by the Administrative Agent.

Section 2.22 Extension of Maturity Date.

(a) The Borrower shall have one (1) option (an “Extension Option”) to extend the Initial Maturity Date of the Loans for a period of one hundred eighty-four (184) days to October 21, 2027 (the “Extended Maturity Date”), subject to the satisfaction of the terms and conditions set forth in this Section 2.22. The period from and including the Initial Maturity Date to but excluding the Extended Maturity Date is referred to herein as the “Extension Period”.

(b) The extension of the Initial Maturity Date to the Extended Maturity Date shall be subject to the satisfaction of each of the following conditions: (i) the Borrower shall have delivered written notice to the Administrative Agent (who shall promptly deliver such notice to the Lenders) of its election to exercise the Extension Option (the “Extension Notice”) not more than sixty (60) days and not less than thirty (30) days prior to the Initial Maturity Date, (ii) each Lender shall have the right in its sole discretion to extend the maturity date for its Loans to the Extended Maturity Date by providing written notice of its consent to the Borrower and the Administrative Agent, (iii) each of Customer ESA 1 and Customer ESA 2 shall have been executed, in each case in form and substance acceptable to the Required Lenders in their sole discretion, and the Borrower shall have delivered true, correct and complete copies of the Customer ESAs to the Administrative Agent, (iv) no Default or Event of Default shall be continuing on the date of such Extension Notice or on the Initial Maturity Date, (v) the Reserve Account shall have been replenished in the amount of any projected shortfall in the Reserve Account Required Balance for the Extension Period, as reasonably determined by the Administrative Agent, (vi) on or before the date on which the Extension Period commences, the Borrower shall have paid the Duration

Fee, (vii) the representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (or, in the case of any representation and warranty qualified by materiality or Material Adverse Effect, in all respects) on and as of the Initial Maturity Date (or, if such representation or warranty relates solely to an earlier date, as of such earlier date), (viii) the Borrower shall have reimbursed the Administrative Agent and the Lenders for all reasonable and documented out-of-pocket expenses (including reasonable and documented out-of-pocket attorneys’ fees) incurred in connection with such extension, (ix) all Obligations owing to each Lender that does not elect to extend the maturity date for its Loans shall have been paid in full and (ix) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer, dated as of the Initial Maturity Date, certifying that the conditions contained in the foregoing clauses (iii), (iv), (v), (vi) and (vii) are true and correct as of such date.

(c) In the event that the conditions set forth in clause (b) above (other than clause (ii)) are not satisfied (or waived in accordance with this Agreement) on or prior to the Initial Maturity Date (or such earlier date as is expressly set forth therein) or no Lender has consented to the Extended Maturity Date, the Extension Option shall be null and void, and the Obligations shall be due and payable on the Initial Maturity Date in accordance with the terms and conditions of this Agreement, together with all applicable fees.

Section 2.23 Incremental Term Commitments.

(a) Subject to the terms and conditions set forth herein, the Borrower may at any time request additional term loans and commitments (such commitments, the “Incremental Commitments” and the Loans made thereunder the “Incremental Loans”) from the Lenders, which shall be of the same Type as any outstanding Loan, and have identical terms (other than with respect to closing conditions, issuance date and other terms necessary to effectuate the implementation of such Incremental Commitments) to any of the outstanding Loans; provided that (i) the Borrower may only make one such request, (ii) the aggregate principal amount of Incremental Commitments requested shall be in an amount up to $286,000,000 as specified in such request and (iii) such request shall be by written notice to the Administrative Agent at least thirty (30) days prior to the requested increase date (whereupon the Administrative Agent shall promptly notify each of the Lenders). The Borrower shall make its request to each existing Lender on a pro rata basis (but each existing Lender will not have an obligation to make any Incremental Commitment).

(b) The effectiveness of the Incremental Commitments and the incurrence of any Incremental Loans shall be subject to the satisfaction of each of the following conditions (the date such conditions are satisfied, the “Incremental Commitment Approval Date”): (i) each Lender shall have the right in its sole discretion to agree to increase in its Commitment by an Incremental Commitment by providing written notice of its consent to the Borrower and the Administrative Agent, (ii) each of Customer ESA 1 and Customer ESA 2 shall have been executed, in each case in form and substance acceptable to the Required Lenders in their sole discretion, and the Borrower shall have delivered true, correct and complete copies of the Customer ESAs to the Administrative Agent, (iii) no Default or Event of Default shall be continuing on the date of the Borrower’s request for such Incremental Commitments or on the effective date thereof, (iv) the Reserve Account shall have been replenished in the amount of any projected shortfall in the

Reserve Account Required Balance, as reasonably determined by the Administrative Agent, (v) the representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (or, in the case of any representation and warranty qualified by materiality or Material Adverse Effect, in all respects) on and as of the effective date of such Incremental Commitments (or, if such representation or warranty relates solely to an earlier date, as of such earlier date) and (vi) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer, dated as of the effective date of such Incremental Commitments, certifying that the conditions contained in the foregoing clauses (ii), (iii), (iv) and (v) are true and correct as of such date.

(c) The Borrower and the Administrative Agent may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.23.

Article III

Representations and Warranties

Each Loan Party (and with respect to Sections 3.01, 3.02, 3.03, 3.09, 3.13, 3.14, 3.18 and 3.19, Holdings) represents and warrants to the Lenders on the Effective Date that:

Section 3.01 Organization; Powers. Holdings, each Loan Party and each Subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own, pledge and operate its assets and properties and to carry on its business as now (and proposed to be) conducted and execute, deliver and perform its obligations under the Loan Documents to which it is a party and (c) is qualified to do business, and is in good standing, in every jurisdiction where failure to so qualify would reasonably be expected to result in a Material Adverse Effect.

Section 3.02 Authorization; Enforceability. The Transactions are within Holdings’ and each Loan Party’s organizational/corporate powers and have been duly authorized by all necessary organizational/corporate actions and, if required, actions by holders of Equity Interests in Holdings or such Loan Party. Each Loan Document to which Holdings and each Loan Party is a party has been duly executed and delivered by Holdings and such Loan Party and constitutes a legal, valid and binding obligation of Holdings and such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created under the Collateral Documents, (b) will not violate any Requirement of Law applicable to Holdings or any Loan Party or any Subsidiary, (c) will not violate or result in a default under any Material Contract, indenture, agreement or other instrument binding upon Holdings or any Loan Party or any Subsidiary or the assets of Holdings or any Loan Party or any Subsidiary, in each case with respect to this clause (c), in any material respect, and (d) will not result in the creation or imposition of any Lien on any asset of Holdings or any Loan Party or any Subsidiary, except Liens created pursuant to the Collateral Documents, and except, in the case of clauses (a) and (b), where the failure to do so, individually or in the aggregate, could not be reasonably expected to result in a Material Adverse Effect.

Section 3.04 Litigation and Environmental Matters.

(a)
There are no Proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened in writing against any Loan Party or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (ii) that involve the Customer CRA or Customer ESA or (iii) that involve this Agreement, the other Loan Documents or the Transactions.
(b)
Except for any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party or any Subsidiary (i) has received written notice of any actual or alleged violation of Environmental Law or any Environmental Liability, (ii) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law for the operation of the business of each Loan Party and their respective Subsidiaries or the ownership or occupancy of any of their facilities or properties, (iii) is or has become subject to any unresolved Environmental Liability, or (iv) knows of any reasonable or expected basis for any Environmental Liability or any environmental fact, condition or circumstance that could prevent, delay or increase the cost of developing or operating a Project or related Customer data centers.

Section 3.05 Compliance with Laws and Agreements; No Default.

(a)
Each Loan Party and each Subsidiary is (i) in compliance with all Requirements of Law applicable to it or its property and is (ii) in compliance with all material indentures, agreements and other instruments binding upon it or its property, in each case under this Section 3.05(a), in all material respects.
(b)
No Default or Event of Default has occurred and is continuing or would result following the consummation of the Transactions on the Effective Date.

Section 3.06 Investment Company Status. No Loan Party is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 3.07 Taxes. Each Loan Party and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (i) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (ii) where failure to file such Tax returns and pay such Taxes could not reasonably be expected to result in a Material Adverse Effect. No Tax liens have been filed and, to the knowledge of such Loan Party or Subsidiary, no claims are being asserted with respect to any such Taxes which, in each case, would result in a Material Adverse Effect. Each Loan Party is, and at all times since its formation has been, disregarded as an entity separate from its owner for U.S. federal income tax purposes, and no election has been made under Treasury Regulations Section 301.7701-3 to treat any such Person as an association taxable as a corporation.

Section 3.08 ERISA. (a) Except as could not reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with such Plan’s terms and the applicable provisions of ERISA, the Code and all other applicable law, and (b) no ERISA Event or other event or condition with respect to a Plan or a Multiemployer Plan has occurred or exists or is reasonably expected to occur that, when taken together with all other such ERISA Events or other events or conditions for which liability is reasonably expected to exist, could reasonably be expected to result in a Material Adverse Effect. Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the present value of all accumulated benefit obligations and projected benefit obligations under each Plan (based on the assumptions used for purposes of Accounting Standards Codification No. 715: Compensation-Retirement Benefits) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan.

Section 3.09 Disclosure.

(a)
None of the written reports, financial statements, certificates or other information (other than information of a general economic or industry specific nature) furnished by or on behalf of any Loan Party or any Subsidiary to the Administrative Agent, any arranger or any Lender in connection with the negotiation and performance of this Agreement or any other Loan Document, the Customer CRA or any Equipment Purchase Agreement (as modified or supplemented by other information so furnished, the “Written Information”), when taken as a whole with all other Written Information, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date (it being understood that actual results may vary from the projected financial information and that such variation may be material).
(b)
To the Borrower’s knowledge, the information included in the Beneficial Ownership Certification is true and correct.

Section 3.10 Material Contracts.

(a)
Schedule 3.10, together with all supplements to Schedule 3.10 delivered pursuant to Section 5.01(c), contains a complete and correct list of all Material Contracts in effect, and copies of all such Material Contracts have been provided to the Administrative Agent. All such Material Contracts are in full force and effect and no Loan Party is in material default thereunder, nor is there any uncured material default by any counterparty thereto or other circumstance that could be the basis of termination of any Material Contract known to any Loan Party, as applicable. Other than those that can be reasonably expected to be commercially available when and as required, the services to be performed, the materials to be supplied and the real property interests, if any, and other rights granted, in each case pursuant to the Material Contracts are sufficient to enable the Equipment (i) to be acquired, owned and stored by the Borrower in accordance with all Legal Requirements in all material respects and (ii) to be ready to be transferred to and incorporated into a Project; There is adequate ingress and egress for any reasonable purpose in connection with the acquisition, ownership or storage of, and access to, the Equipment; and As of the Effective Date, the Borrower has not received any written notice of an event of force majeure under the Equipment Purchase Agreements that would permit the Borrower or any other party thereto to terminate the Equipment Purchase Agreements or suspend its performance thereunder or to excuse any such party from any failure to perform thereunder.

Section 3.11 Solvency.

(a)
Immediately after the consummation of the Transactions, including the borrowing of Loans hereunder, (i) the fair value of the assets of the Loan Parties and Subsidiaries, taken as a whole, at a fair valuation, is not less than their debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of the Loan Parties and Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) the Loan Parties and Subsidiaries, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) the Loan Parties and Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted after the Effective Date.
(b)
No Loan Party intends to, nor will permit any Subsidiary to, and no Loan Party believes that it or any Subsidiary will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

Section 3.12 Insurance. The Borrower maintains on its behalf, and has caused each Subsidiary to maintain or to have maintained on its behalf, with financially sound and reputable insurance companies, insurance on all its real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are adequate and customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

Section 3.13 Capitalization. Holdings owns 100% of the issued and outstanding Equity Interests in the Borrower and such Equity Interests have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable. Except as set forth on Schedule 3.13, there are no outstanding commitments or other obligations of Holdings or any Loan Party to issue, and no options, warrants, or other rights of any Person to acquire, any shares or units of any class of capital stock, units or other equity interests of any Loan Party. As of the Effective Date, the Borrower is not party to any joint venture arrangement.

Section 3.14 Security Interest in Collateral. The Collateral and Guaranty Requirement has been satisfied.

Section 3.15 Employment Matters. Except as would not reasonably be expected to result in a Material Adverse Effect: (a) there are no strikes, lockouts or slowdowns against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan Party, threatened, (b) the hours worked by and payments made to employees of the Loan Parties and their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters and (c) all payments due from any Loan Party or any Subsidiary, or for which any claim may be made against any Loan Party or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Loan Party or such Subsidiary.

Section 3.16 Federal Reserve Regulations. No part of the proceeds of any Loan has been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations T, U and X.

Section 3.17 Use of Proceeds. The proceeds of the Loans have been used and will be used, whether directly or indirectly, as set forth in Section 5.08.

Section 3.18 Anti-Corruption Laws and Sanctions. Each Loan Party and Subsidiary has implemented and maintains in effect policies and procedures reasonably designed to promote and ensure compliance by such Loan Party, such Subsidiary and their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and Sanctions, and such Loan Party, Subsidiary and their respective Subsidiaries and their respective officers and directors, and, to the knowledge of such Loan Party or Subsidiary, as applicable, their employees and agents, are in compliance with Anti-Corruption Laws and Sanctions in all material respects. None of (a) any Loan Party, Subsidiary or any of their Subsidiaries or any of their respective directors, officers or employees or (b) to the knowledge of any such Loan Party, Subsidiary or any of their Subsidiaries, any agent of such Loan Party, Subsidiary or any of their respective Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds by any Loan Party, Subsidiary or their respective Subsidiaries, the Transactions or other transaction contemplated by this Agreement or the other Loan Documents currently violates or will violate Anti-Corruption Laws or Sanctions.

Section 3.19 Affected Financial Institutions. No Loan Party or Subsidiary is an Affected Financial Institution.

Section 3.20 Plan Assets; Prohibited Transactions. No Loan Party, Subsidiary or any of their respective Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), or the assets of a “governmental plan,” within the meaning of Section 3(32) of ERISA, and, based on the assumption that the assets comprising the Loans hereunder do not constitute “plan assets” for purposes of ERISA or are otherwise subject to an applicable Prohibited Transaction exemption, neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Loan hereunder, will give rise to a non-exempt Prohibited Transaction or a violation of any law, rule or regulation applicable to such “governmental plan,” within the meaning of Section 3(32) of ERISA.

Section 3.21 Material Licenses and Permits. Each of the Loan Parties and its Subsidiaries holds all material permits, licenses, registrations, certificates, approvals, consents, clearances and other authorizations from any Governmental Authority (“Material Permits”) required under any applicable Requirements of Law for the operation of the business of each Loan Party and their respective Subsidiaries as presently conducted. Except as set forth on Schedule 3.21 (as updated from time to time with the consent of the Administrative Agent), no Loan Party or any Subsidiary knows of any fact, condition or circumstance that could prevent or materially delay or increase the cost of obtaining or complying with any Material Permits required for a Project or related Customer data centers.

Section 3.22 Senior Debt Status. The Obligations constitute “Senior Indebtedness”, “Designated Senior Indebtedness” or any similar designation under and as defined in any agreement governing any unsecured, senior subordinated or subordinated Indebtedness and the subordination provisions set forth in each such agreement, if any, are legally valid and enforceable against the parties thereto subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.23 Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries is a ‘covered foreign person’ as that term is used in the Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (a) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (b) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (c) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

Section 3.24 Intellectual Property. Each Loan Party owns or has the right to use all Intellectual Property which is necessary for the operation of its business. As of the Effective Date, except as could not reasonably be expected to have a Material Adverse Effect, no Loan Party has received notice that (a) any product, process, method, substance, part or other material presently contemplated to be employed by the Loan Parties in connection with a Project or Equipment will infringe any patent, trademark, service mark, trade name, copyright, license or other intellectual property right owned by any other Person; or (b) there is pending or threatened in writing any claim or litigation against or affecting any Loan Party contesting its right to use the Equipment.

Section 3.25 Title and Liens . The Borrower has good title to the Equipment (upon purchase and/or delivery of same (or, in the case of [***] Equipment, upon purchase and delivery of the same)) and all other material assets and properties then owned by it, in each case free and clear of all Liens, other than Permitted Encumbrances.

Section 3.26 Business, Debt, Contracts, Etc.. As of the Effective Date, no Loan Party has conducted any business activities other than (a) activities conducted on or prior to the Effective Date, (b) the acquisition, ownership and storage of the Equipment and the Equipment Purchase Agreements, (c) activities related to the acquisition, ownership, development and construction of a Project, (d) entry into (i) the Customer CRA and (ii) if applicable at such time, the Customer ESA and (e) entry into the Loan Documents and the other Transactions and, in each case of the foregoing clauses (a) through (e), activities incidental or related thereto. As of the Effective Date, the Loan Parties have no outstanding Indebtedness or other material liabilities other than pursuant to the Loan Documents or any Material Contracts set forth on Schedule 3.10 and delivered to the Administrative Agent or as permitted by this Agreement, and no Loan Party is a party to or bound by any material contract other than pursuant to or not prohibited by the Loan Documents or any Material Contract.

Section 3.27 No Material Adverse Change. Since the Effective Date, no event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.

Section 3.28 Atlas Sand Reimbursement. The Atlas Sand Reimbursement Amount is limited solely to the purchase of Pre-Approved Equipment under Customer CRA 1 that was funded by Affiliates of the Borrower prior to the Effective Date and as of the Effective Date, such Affiliates have paid the full Atlas Sand Reimbursement Amount.

Article IV

Conditions

Section 4.01 Effective Date. This Agreement and the obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)
Credit Agreement and Other Loan Documents. The Administrative Agent (or its counsel) shall have received (i) subject to Section 5.17, from each Loan Party (A) that is a party hereto either (1) a counterpart of this Agreement signed on behalf of such party or (2) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, (B) that is a party to any other Loan Document either (1) a counterpart of such other Loan Document signed on behalf of each party thereto or (2) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page thereof) that each such party has signed a counterpart of such Loan Document and (C) such other certificates, documents, instruments and agreements as the Administrative Agent may reasonably request in connection with the Transactions, including any promissory notes requested by a Lender pursuant to Section 2.08(e) payable to each such requesting Lender (or, if requested by such Lender, to such Lender and its registered assigns), (ii) from Holdings, (A) (1) a counterpart of this Agreement signed on behalf of Holdings or (2) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that Holdings has signed a counterpart of this Agreement and (B) (1) a counterpart of the Pledge Agreement signed on behalf of Holdings or (2) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page thereof) that Holdings has signed a counterpart of the Pledge Agreement and (iii) from the Sponsor, (A) a counterpart of the Sponsor Guaranty signed on behalf of the Sponsor or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that the Sponsor has signed a counterpart of the Sponsor Guaranty.
(b)
Secretary’s Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of the Sponsor, Holdings and each Loan Party, dated the Effective Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its board of directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the officers of the Sponsor, Holdings or such Loan Party authorized to sign the Loan Documents to which it is a party and (C) contain copies of the certificate or articles of incorporation or organization of the Sponsor, Holdings and each Loan Party certified by the relevant authority of the jurisdiction of formation or organization of the Sponsor, Holdings and such Loan Party and a true and correct copy of its by-laws or operating, management or partnership agreement, or other similar organizational or governing documents, and (ii) a good standing certificate for the Sponsor, Holdings and each Loan Party from its jurisdiction of organization or the substantive equivalent available in the jurisdiction of organization for the Sponsor, Holdings and each Loan Party from the appropriate governmental officer in such jurisdiction.
(c)
Closing Certificate. The Administrative Agent shall have received a certificate, signed by a Responsible Officer of the Borrower and dated as of the Effective Date, certifying as to the satisfaction of the conditions contained in Sections 4.01(o), 4.01(p) and 4.01(r).
(d)
Legal Opinions. The Administrative Agent shall have received a customary legal opinion in favor of and addressed to the Administrative Agent and the Lenders issued by Vinson & Elkins LLP, special counsel to the Loan Parties and the Sponsor, in form and substance reasonably satisfactory to the Administrative Agent.
(e)
Fees. All fees and all expenses (including the reasonable and documented out-of-pocket fees and expenses of legal counsel) due and payable to the Lenders, the Administrative Agent and the Lead Arranger, for which, with respect to expenses only, invoices have been presented no later than one (1) day prior to the Effective Date (or such shorter time as reasonably agreed by the Borrower), (a) shall have been received or (b) shall have been authorized to be paid with proceeds of Loans made on the Effective Date and shall have been reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Effective Date.

(f)
Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each jurisdiction where Holdings and the Loan Parties are organized, and such search shall reveal no Liens on any of the assets of Holdings and the Loan Parties except for Liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation reasonably satisfactory to the Administrative Agent.
(g)
Solvency. The Administrative Agent shall have received a solvency certificate with respect to the Loan Parties in form and substance reasonably satisfactory to the Administrative Agent, signed by a Financial Officer of the Borrower, dated the Effective Date.
(h)
Material Contracts. The Administrative Agent shall have received true, correct and complete copies of each of the Material Contracts listed on Schedule 3.10. Customer CRA 1 shall be amended and restated in form and substance reasonably satisfactory to the Administrative Agent.
(i)
Collateral and Guaranty Requirement. The Administrative Agent shall have received all documents (including, without limitation, any UCC financing statement, intellectual property security agreements, certificates representing any pledged Equity Interests and any pledged promissory notes) required to be delivered pursuant to the Collateral and Guaranty Requirement, each in form and substance reasonably satisfactory to the Administrative Agent.
(j)
[Reserved].
(k)
[Reserved].
(l)
Corporate Structure. The corporate structure, capital structure and governing documents of the Borrower and its Affiliates shall be acceptable to the Administrative Agent and the Lenders.
(m)
Due Diligence. The Administrative Agent shall have completed its business due diligence investigation, and the Administrative Agent and its counsel shall have completed all legal due diligence, in each case the results of which shall be satisfactory to the Administrative Agent in its reasonable discretion.
(n)
USA PATRIOT Act, Etc. The Administrative Agent shall have received (a) at least five (5) Business Days prior to the Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, for each Loan Party and (b) a Beneficial Ownership Certification if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.
(o)
Approvals. Any consent or approval of, registration or filing with, or any other action by, any Governmental Authority and other third parties necessary to be obtained in connection with the Loan Documents shall have been obtained and shall be in full force and effect.

(p)
Compliance with Margin Regulations. On the Effective Date, immediately after giving effect to the Transactions contemplated hereby, the Loan Parties shall be in compliance with all of the Regulations of the Board, including Regulations T, U and X.
(q)
[Reserved].
(r)
No Default; Representations and Warranties. As of the Effective Date, after giving effect to the Transactions, (a) no Default or Event of Default shall have occurred and be continuing and (b) the representations and warranties contained in the Loan Documents are true and correct in all material respects as of such date (without duplication of any materiality qualifier contained therein) (except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all respects as of such earlier date)).
(s)
Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent, any Lender or their respective counsel may have reasonably requested.
(t)
Borrowing Request. The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03.
(u)
Funding Account. The Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that the Funding Account has been established in the name of the Borrower.
(v)
Reserve Account. The Administrative Agent shall have received (i) evidence reasonably satisfactory to the Administrative Agent that the Reserve Account has been established in the name of the Borrower and (ii) evidence reasonably satisfactory to the Administrative Agent that, on the Effective Date (and after giving effect to the Borrowing to be made on the Effective Date), cash in an amount not less than the Reserve Account Required Balance (as of the Effective Date) is on deposit in the Reserve Account.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the conditions in Section 4.01 have been satisfied (or waived pursuant to Section 9.02). For the purpose of determining satisfaction with the conditions specified in this Section 4.01, each Lender that has signed and delivered this Agreement shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section 4.01 unless the Administrative Agent shall have received written notice from such Lender prior to the Effective Date specifying its objection thereto.

Section 4.02 Each Credit Extension. The obligation of each Lender to make a Loan on the occasion of any Borrowing after the Effective Date is subject to the prior satisfaction of each of the following conditions (unless waived in writing by the Required Lenders):

(a)
Borrowing Request. The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03, together with all attachments thereto and certifying that (i) the principal amount of such Loans requested to be Borrowed does not exceed the amount due and payable (or due and payable within thirty (30) days after the date of such Borrowing Request) for Qualifying Equipment plus any amounts to pay fees, expenses and interest in connection with the Transactions and (ii) after giving effect to the required use of such Loan Proceeds, the Purchase Cap has not been exceeded.
(b)
Representations and Warranties. The representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (or, in the case of any representation and warranty qualified by materiality or Material Adverse Effect, in all respects) on and as of the date of such Borrowing (or, if such representation or warranty relates solely to an earlier date, as of such earlier date).
(c)
No Default. (a) No Default or Event of Default shall have occurred and be continuing or would result from such Borrowing and (b) no occurrence, circumstance or event, or any combination thereof, which, with the lapse of time, the giving of notice or both, would constitute an Event of Default shall have occurred and be continuing or would result from such Borrowing.
(d)
Reserve Account. The Reserve Account Required Balance shall have been established in accordance with Section 5.18.
(e)
Customer Agreement Status. Each Customer ESA to the extent the same has been entered into shall be in full force and effect.
(f)
Purchase Agreements. The Borrower shall have delivered to the Administrative Agent true and correct copies of each Equipment Purchase Agreement for which the proceeds of such Borrowing will be used.

Each Borrowing after the Effective Date shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in clauses (b), (c), (d), (e), and (f) above.

Article V

Affirmative Covenants

Until Payment in Full, each Loan Party (and with respect to Sections 5.03, 5.07(a)(iii), 5.12(b) and 5.12(c), Holdings) covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:

Section 5.01 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent (for further distribution to the Lenders):

(a)
within 120 days (or, if applicable, such earlier date on which such annual financial statements are required to be filed with the SEC) after the end of each fiscal year of Sponsor, commencing with the fiscal year ending December 31, 2026, the audited consolidated balance sheet of Sponsor, and related statements of operations, members’ equity and cash flows as of the end of and for such year (together with management discussion and analysis with respect to such financials), all reported on by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent (without a “going concern”, or like qualification, commentary or exception and without any qualification or exception as to the scope of such audit, other than solely with respect to an upcoming maturity date of Indebtedness or a potential inability to satisfy a financial covenant in this Agreement) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Sponsor on a consolidated basis in accordance with GAAP consistently applied;
(b)
within 60 days (or, if applicable, such earlier date on which such quarterly financial statements are required to be filed with the SEC) after the end of each of the first three fiscal quarters of each fiscal year of Sponsor, commencing with the fiscal quarter ending September 30, 2026, the unaudited consolidated balance sheet of Sponsor, and related statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, subject to normal year-end audit adjustments and the absence of footnotes on a consolidated basis in accordance with GAAP consistently applied (together with management discussion and analysis with respect to such financials);
(c)
concurrently with the delivery of financial statements pursuant to Sections 5.01(a) or 5.01(b),
(i)
a Compliance Certificate (A) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of the Sponsor on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (B) certifying as to whether a Default or Event of Default then exists and, if such Default and/or Event of Default then exists, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (C) setting forth a supplement to Schedule 3.10 listing all Material Contracts (or amendments or other modifications thereof) entered into since the later of the Effective Date and the date of the most recently delivered Compliance Certificate and (D) setting forth all Expense Items approved under the Customer CRA since the later of the Effective Date and the date of the most recently delivered Compliance Certificate; and
(ii)
a certificate of a Financial Officer of the Borrower setting forth consolidating spreadsheets that show any eliminating entries of any Subsidiary of Sponsor (other than the Borrower and its Subsidiaries) (in such form as would be presentable to the auditors of Sponsor) and that summarizes the results of the Borrower and its Subsidiaries on a stand-alone basis;
(d)
(i) promptly upon the entry into any new Material Contract or any amendment or other modification with respect to the Customer CRA or, if applicable, the Customer ESA or any other Material Contract, in each case, after the Effective Date, a fully executed copy of such Material Contract, amendment or other modification and (ii) promptly upon receipt thereof, copies of all notices or requests relating to the Customer CRA or, if applicable, the Customer ESA or any other Material Contract (including notices of cancellation, termination, rejection and/or counterparty default), received by the Borrower or any of its Subsidiaries;

(e)
promptly following any reasonable request therefor, such other information regarding the operations, material changes in ownership of Equity Interests, business affairs, and financial condition of any Loan Party or any Subsidiary, as the Administrative Agent may reasonably request from time to time; provided, however, that no Loan Party or any Subsidiary shall be required to disclose or provide any information (i) that constitutes non-financial trade secrets or non-financial proprietary information of a Loan Party, Subsidiary or any of their Subsidiaries or any of their respective customers and/or suppliers, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives) is prohibited by any applicable Requirement of Law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) in respect of which a Loan Party or any Subsidiary owes confidentiality obligations to any third party; provided, further, that the delivery of any certification or information shall not constitute a condition precedent to any transaction otherwise permitted hereunder unless such certification or delivery of information is explicitly stated herein as such a condition precedent;
(f)
promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation;
(g)
written notice (such notice to include reasonably detailed information regarding the account number, purpose and applicable bank or other institution in respect of such deposit account) to the Administrative Agent of any deposit account opened by any Loan Party or Subsidiary, in each case concurrently with, or promptly after, the opening of any such deposit account;
(h)
(i) to the extent not previously provided, promptly, and in any event within five (5) Business Days after the delivery or receipt by the Borrower, as applicable, copies of all written reports delivered by the Borrower to Customer pursuant to Section 3 of the Customer CRA, (ii) promptly, and in any event within five (5) Business Days after the entry into or delivery or receipt thereof, copies of all agreements, purchase orders, purchase contracts, invoices, or any amendments thereto, with respect to Expense Items and LLE, together with evidence of Customer’s written approval of any such agreement, except to the extent the applicable Expense Items and LLE consist of Pre-Approved Equipment as of the Closing Date, (iii) at least three (3) Business Days prior to the proposed execution date thereof, drafts of any proposed amendments, modifications or waivers to any Customer CRA or the Cover Sheet, (iv) to the extent not previously provided, promptly, and in any event within five (5) Business Days after the execution thereof, copies of all amendments, modifications or waivers to any Customer CRA or the Cover Sheet, together with evidence of Customer’s written approval of any such modification or supplement, (v) to the extent not previously provided, promptly, and in any event within five (5) Business Days after any modification or supplement to Exhibit A-2 of any Customer CRA pursuant to such Customer CRA, a copy of the then current Exhibit A-2 of any Customer CRA, together with evidence of Customer’s written approval of any such modification or supplement and (vi) to the extent not previously provided, promptly, and in any event within three (3) Business Days after receipt or delivery by an Loan Party, copies of all written notices or other communications between any Loan party and the Customer regarding the failure or delay of any Loan Party to order or pay for any Pre-Approved Equipment or any Expense Items listed on Exhibit A-2 to the applicable Customer CRA or otherwise approved by Customer; and
(i)
within twenty (20) days of the end of each month, deliver to the Administrative Agent (who shall promptly furnish to each Lender) a reasonably detailed status report with respect to the acquisition, delivery and installment of the Equipment and amendments or modifications to any Material Contract (other than the Customer CRA or Customer ESA), including (i) the status of Equipment orders (including (1) warranties, (2) invoices, (3) payments to vendors and (4) to the knowledge of the Borrower, the status of Equipment (in production, in transit, being stored or at a Project site), together with a list of any Equipment expected to be delivered pursuant to the Equipment Purchase Agreements within ninety (90) days following the date of such report and the expected delivery dates thereof), (ii) any other matters concerning the Equipment as reasonably requested by the Administrative Agent from time to time, (iii) a fully executed copy of any amendment or modification to any Material Contract (other than the Customer CRA or Customer ESA) and (iv) copies of all material notices or requests regarding any Material Contract (other than the Customer CRA or Customer ESA), including notices of cancellation, termination, rejection and/or counterparty default received by the Borrower or any of its Subsidiaries.

The Borrower hereby acknowledges that the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform.

Documents, reports and notices required to be delivered pursuant to clauses (a) and (b) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access and received notifications thereof (whether a commercial, third-party website or whether sponsored by the Administrative Agent) or such documents are available for download from the Securities and Exchange Commission's Electronic Data-Gathering, Analysis and Retrieval system (EDGAR) at www.sec.gov (or any successor thereto).

Section 5.02 Notice of Material Events. Each Loan Party will furnish to the Administrative Agent (for distribution to each Lender) promptly (but in any event within any time period that may be specified below) written notice of the following:

(a)
and in any event within five (5) Business Days of knowledge thereof, the existence of any Default or Event of Default;
(b)
receipt of any notice of any investigation by or other notice from a Governmental Authority or any litigation or Proceeding commenced or threatened in writing against any Loan Party or any Subsidiary that (i) seeks damages in excess of the Threshold Amount, (ii) seeks injunctive relief which would reasonably be expected to result in a Material Adverse Effect, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets which reasonably would be expected to have a Material Adverse Effect, (iv) alleges criminal misconduct that may result in jail time by any officer, director, or employee of any Loan Party or any Subsidiary, (v) alleges the violation of any Environmental Law or related Requirement of Law, or seeks to impose (or would reasonably be expected to result in) Environmental Liability, in each case, which would reasonably be expected to result in a Material Adverse Effect or exceed the Threshold Amount, or (vi) asserts liability on the part of any Loan Party or any Subsidiary in excess of the Threshold Amount in respect of any Tax;
(c)
any loss, damage, or destruction to the Collateral, whether or not covered by insurance;
(d)
within ten (10) Business Days of receipt thereof, any and all default notices received under or with respect to any leased location or public warehouse where Collateral with an aggregate value equal to at least the Threshold Amount is located;
(e)
the occurrence or expected occurrence of any ERISA Event or any other event or condition with respect to a Plan, Multiemployer Plan, Benefit Plan or Retiree Medical Plan that, alone or together with any other ERISA Events or other events or conditions that have occurred or are reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect;
(f)
any cancellation or termination of the coverages of any insurance required in Section 5.10;
(g)
any breach, default or suspension (that lasts for more than ten (10) consecutive Business Days) under any Material Contract, or any litigation or arbitration with respect to any Material Contract, including any written notice of termination or event of default given or received under any Material Contract;
(h)
any event of force majeure asserted in writing under any Material Contract which persists for more than five (5) consecutive Business Days;
(i)
promptly after a Loan Party obtains knowledge thereof, any Equipment ceasing to be Qualifying Equipment;
(j)
any other development that results, or could reasonably be expected to result, in a Material Adverse Effect; and
(k)
any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03 Existence; Conduct of Business. Holdings and each Loan Party will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, Intellectual Property rights, licenses and permits material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, unless the failure to do so could not reasonably be expected to result in a Material Adverse Effect. Holdings and each Loan Party shall be and shall remain incorporated or organized solely under the laws of any state in the United States or the District of Columbia.

Section 5.04 Payment of Obligations. Each Loan Party will, and will cause each Subsidiary to, pay its Taxes before the same shall become delinquent, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) such Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto, in accordance with GAAP.

Section 5.05 Maintenance of Properties. Each Loan Party will, and will cause each Subsidiary to, keep and maintain the Equipment in good working order and condition, ordinary wear and tear excepted.

Section 5.06 Books and Records; Inspection Rights. Each Loan Party will, and will cause each Subsidiary to, (a) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (b) at the Borrower’s sole cost and expense, permit any representatives designated by the Administrative Agent (including employees of the Administrative Agent or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent), upon reasonable prior notice and reasonable coordination with and during normal business hours, to visit and visually inspect its properties, to examine and make extracts from its books and records, including environmental, health and safety assessments, audits and reports (including Phase I and Phase II reports), and to discuss its business, finances and results of operations with its officers and independent accountants, all at such reasonable times and as often as reasonably requested (it being understood that a representative of the Borrower is allowed to be present in any discussions with officers, employees, agents, advisors and independent accountants); provided that in no event shall there be more than two such visits for the Administrative Agent and its representatives as a group per calendar year except during the continuance of an Event of Default. Each Loan Party acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to such Loan Party’s assets for internal use by the Administrative Agent and the Lenders.

Section 5.07 Compliance with Laws and Material Contractual Obligations

(a)
Each Loan Party will, and will cause each Subsidiary to, (i) comply with each Requirement of Law applicable to it or its property (including without limitation Environmental Laws) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (ii) perform its obligations under material agreements (including all Material Contracts) to which it is a party in all material respects, and (iii) comply at all times with Sanctions. Each Loan Party and each Subsidiary will maintain in effect and enforce policies and procedures reasonably designed to ensure and promote and ensure compliance by such Loan Party or its respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and Sanctions.
(b)
Except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Loan Party will, and will cause each Subsidiary to, (i) comply (and use commercially reasonable efforts to ensure compliance by all tenants, subtenants, lessees, sub-lessees, operators and contractors at any property owned, leased or operated by each Loan Party or Subsidiary, if any) with all applicable Environmental Laws, (ii) promptly comply with all lawful orders and binding directives of all Governmental Authorities regarding Environmental Laws, and (iii) promptly conduct and complete all investigations, studies, sampling and testing, and all reporting, investigative, remedial, removal and other actions required under Environmental Laws. If the Administrative Agent reasonably believes that there exists an Event of Default relating to environmental matters, each Loan Party or Subsidiary shall promptly conduct and complete all investigations, studies, sampling and testing, and all reporting, investigative, remedial, removal and other actions reasonably requested by the Administrative Agent related to such Event of Default.

Section 5.08 Use of Proceeds.

(a)
The proceeds of the Loans will be used only to (i) finance (in whole or in part) the purchase by the Borrower of Qualifying Equipment, (ii) fund the Reserve Account Required Balance, (iii) fund the Atlas Sand Reimbursement, and (iv) pay fees, expenses and interest in connection with the Transactions. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.
(b)
The Borrower will not request any Borrowing, and no Loan Party or Subsidiary shall use, and the Loan Parties shall ensure that their respective Subsidiaries shall not use, the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (ii) for the purpose of funding or financing any business or transaction of, or with, any Sanctioned Person, or in any Sanctioned Country, to the extent that such businesses or transactions would be prohibited by Sanctions.
(c)
Promptly upon request, the Loan Parties shall provide (or cause to be provided) to the Administrative Agent or any Lender such relevant information as the Administrative Agent or any such Lender may reasonably request to assess any applicable Sanctions risks, any bribery and corruption risks or any other financial crimes risks related to the Transactions, the Borrower or any other Loan Party.

Section 5.09 Accuracy of Information. The Loan Parties will ensure that any written reports, financial statements, certificates or other information (other than information of a general economic or industry specific nature) furnished by or on behalf of any Loan Party or any Subsidiary to the Administrative Agent or any Lender in connection with this Agreement or any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole with all other such written reports, financial statements, certificates or other information (other than information of a general economic or industry specific nature), contain no material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Loan Parties will only ensure that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered (it being understood that actual results may vary from the projected financial information and that such variation may be material).

Section 5.10 Insurance. Subject to the last two sentences of this Section 5.10, each Loan Party will, and will cause each Subsidiary to, maintain with financially sound and reputable carriers insurance with respect to its assets, properties and business, in at least such amounts and covering at least such risks (but including in any event (a) general liability, (b) flood insurance as required under this Agreement, and (c) property insurance on the Real Property Collateral) as is required by any Governmental Authority having jurisdiction with respect thereto or as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Loan Parties and each Subsidiary. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. With respect to liability insurance, within thirty (30) days after the Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), the Administrative Agent shall have received copies of all policies evidencing such insurance (or a binder, commitment or certificates signed by the insurer or a broker authorized to bind the insurer), which copies shall (A) identify the insurers, type of insurance, insurance limits and policy terms and (B) evidence the endorsement of all such insurance in favor of the Administrative Agent as additional insured (in the case of liability insurance held by the Borrower). With respect to property insurance, concurrently with such insurance being obtained (and in any event on or before the earlier of taking title to any Qualifying Equipment and the date on which any Customer ESA is executed and delivered), the Administrative Agent shall have received copies of all policies evidencing such insurance (or a binder, commitment or certificates signed by the insurer or a broker authorized to bind the insurer), which copies shall (x) identify the insurers, type of insurance, insurance limits and policy terms and (y) evidence the endorsement of all such insurance in favor of the Administrative Agent as loss payee.

Section 5.11 Casualty and Condemnation. The Borrower will (a) furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.

Section 5.12 Additional Collateral; Further Assurances.

(a)
Upon the formation or acquisition of any Subsidiary, the Borrower will cause each such Subsidiary within thirty (30) days from its creation, acquisition or otherwise becoming a Subsidiary (or such longer time period as the Administrative Agent may agree in its sole discretion) and subject to applicable Requirements of Law, to become a Loan Guarantor by executing a Joinder Agreement, delivering any “know your customer” information and documentation as may be reasonably requested by any Lender or the Administrative Agent and delivering an updated Schedule 3.13 to this Agreement. Upon execution and delivery of the foregoing, each such Person (i) shall automatically become a Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Administrative Agent, for the benefit of the Secured Parties, in any property of such Loan Party which constitutes Collateral.
(b)
Each of Holdings and the Borrower will cause the issued and outstanding Equity Interests of each of its Subsidiaries to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to the terms and conditions of the Loan Documents or other Collateral Documents as the Administrative Agent shall reasonably request.
(c)
Without limiting the foregoing, but subject to the limitation set forth herein and in the Collateral Documents, each Loan Party will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, intellectual property security agreements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by any Requirement of Law or which the Administrative Agent, from time to time, reasonably requests to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all in form and substance reasonably satisfactory to the Administrative Agent and all at the expense of the Loan Parties.
(d)
Subject to the limitations set forth in any Collateral Document, if any material assets, including Real Property Collateral, are acquired by any Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien under the Security Agreement upon acquisition thereof), the Borrower will (i) promptly notify the Administrative Agent thereof and, if requested by the Administrative Agent, cause such assets (including Real Property Collateral) to be subjected to a Lien securing the Secured Obligations and (ii) within sixty (60) days of such Loan Party’s acquisition of the applicable Real Property Collateral or such later date as the Administrative Agent may approve in its sole discretion, take, and cause each applicable Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section and including all Real Property Requirements with respect to any such assets that are Real Property Collateral, all at the expense of the Loan Parties.
(e)
Notwithstanding anything to the contrary in any Loan Document, the provisions of clauses (a) through (d) of this Section 5.12 need not be satisfied with respect to Excluded Assets (as defined in the Security Agreement).
(f)
On and after the Effective Date, the Borrower shall, and shall cause any applicable Loan Party to, with respect to any Equipment that is or becomes located at any Qualifying Location that is not owned by the Borrower or any Loan Party (including, for the avoidance of doubt, any Qualifying Location that is owned by an Affiliate of any Loan Party), a collateral access agreement from the applicable landlord, warehouseman, or bailee (each, a “Collateral Access Agreement”), in each case in form and substance reasonably satisfactory to the Administrative Agent.

Section 5.13 Material Permits. At the time any Material Permits are required under applicable Requirements of Law (including, without limitation, Environmental Laws) in connection with the applicable stages of development, construction, management and/or operation of any Project, obtain and thereafter maintain in full force and effect each such Permit in the name of a Loan Party and comply in all material respects with all obligations under each Permit.

Section 5.14 Equipment Storage; Maintenance. From and after the date on which it is delivered to the Borrower or its Subsidiaries, store, or cause to be stored, the Equipment, or cause the Equipment to be delivered for use at the applicable Project site, in accordance with any applicable Material Contract or otherwise in accordance with Prudent Industry Practice.

Section 5.15 Warranty of Title. Maintain good and valid title to all of the Collateral owned by any Loan Party.

Section 5.16 Separateness. Each of the Borrower and its Subsidiaries shall, and shall cause Socorro to, maintain its existence separate and distinct from any other Person, including taking the following actions:

(a)
maintaining its own entity records and accounts, separate from those of any of its Affiliates;
(b)
conducting its affairs separately from those of any of its Affiliates and maintaining accurate and separate books, records and accounts;
(c)
acting solely in its own name as a limited liability company and not that of any other Person, including any of its Affiliates, in a manner not misleading to other Persons as to its identity;
(d)
not commingling its funds or assets with those of any of its Affiliates;
(e)
holding itself out as a separate entity; and
(f)
correcting any known understanding regarding its separate existence;

it being understood and agreed by the parties hereto that immaterial breaches of this Section 5.16 that (i) are not, in the aggregate, misleading as to the identity of Borrower or its Subsidiaries, (ii) could not reasonably call into question the corporate separateness of Borrower or its Subsidiaries from their respective Affiliates and otherwise do not undermine the purpose intended to be served by the provisions of this Section 5.16 shall not, in each of clauses (a) through (f) above, be deemed a breach of this Section 5.16.

Section 5.17 Post-Effective Date Obligations.

(a)
Deposit Accounts. With respect to any deposit account of the Loan Parties (excluding the Funding Account and the Reserve Account) in existence on the Effective Date, after the date that is thirty (30) days after the Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), the Borrower will, and will cause each of the other Loan Parties to, cause each of their respective deposit accounts to at all times be subject to a Deposit Account Control Agreement, in accordance with and to the extent required by the Security Agreement.
(b)
Customer Direct Agreements. Within thirty (30) days (or such later date as the Administrative Agent may agree in its sole discretion) after the Effective Date, the Borrower shall, and shall cause each applicable Loan Party to, enter into a Customer Direct Agreement in respect of the Customer CRA.
(c)
Customer ESA Direct Agreements. Within thirty (30) days (or such later date as the Administrative Agent may agree in its sole discretion) after the entry into any Customer ESA, the Borrower shall, and shall cause each applicable Loan Party to, enter into a Customer ESA Direct Agreement in respect of such Customer ESA.

Section 5.18 Deposit Accounts.

(a)
Funding Account; Maintenance. The Borrower shall establish on or prior to the Effective Date, and shall thereafter maintain at all times until Payment in Full, the Funding Account at the Administrative Agent. Subject to Section 5.17, the Borrower will cause the Funding Account to at all times be subject to a Deposit Account Control Agreement in accordance with the Security Agreement. The Borrower shall cause all proceeds of the Loans (other than amounts deposited into the Reserve Account in accordance with Section 5.18) and all Net Proceeds of Prepayment Events (prior to application thereof) to be promptly deposited into the Funding Account for application in accordance with this Agreement and the related Deposit Account Control Agreement, and no such proceeds shall be permitted to be transferred to any other account of the Borrower or any other Loan Party; provided that, the Atlas Sand Reimbursement may be funded directly to an Affiliate of Borrower.
(b)
Other Deposit Accounts. With respect to any other account of the Loan Parties (other than the Funding Account and the Reserve Account) opened or acquired after the Effective Date by a Loan Party, such account must be established at the Administrative Agent and such Loan Party shall cause such account to at all times be subject to a Deposit Account Control Agreement, in accordance with and to the extent required by the Security Agreement.
(c)
Reserve Account; Maintenance. The Borrower shall establish on or prior to the Effective Date, and shall thereafter maintain at all times until Payment in Full, the Reserve Account, subject to a Deposit Account Control Agreement in accordance with the Security Agreement. With respect to any Borrowing to be made on the Effective Date, the Borrower may include in the related Borrowing Request amounts sufficient to fund the Reserve Account Required Balance on the Effective Date. After the Effective Date, but prior to the date that is ninety (90) days immediately after the Effective Date, if a shortfall in the Reserve Account Required Balance exists, then the Borrower shall no later than three (3) Business Days after the earlier of (i) a

Responsible Officer of any Loan Party obtaining knowledge of such shortfall and (ii) written notice thereof from the Administrative Agent deposit (or cause to be deposited) into the Reserve Account immediately available funds in an amount sufficient to eliminate such shortfall. During the 90-day period following the Effective Date through the Initial Maturity Date, the Borrower shall fund interest and fees attributable to the Loans from amounts on deposit in the Reserve Account. If the Initial Maturity Date is extended pursuant to Section 2.22, then during the period following the Initial Maturity Date through the Extended Maturity Date, the Borrower shall fund interest and fees attributable to the Loans from amounts on deposit in the Reserve Account. Other than as required under Section 2.22 and Section 2.23, the Borrower shall not be required to replenish or “top up” the Reserve Account at any time after the 90-day period following the Effective Date, and any shortfall in the Reserve Account Required Balance after such 90-day period shall not constitute a Default or Event of Default.

Article VI

Negative Covenants

Until Payment in Full, each Loan Party executing this Agreement (and with respect to Section 6.16, Holdings) covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:

Section 6.01 Indebtedness. No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except:

(a) the Secured Obligations;

(b) Indebtedness (other than Indebtedness for borrowed money, capital lease obligations or purchase money Indebtedness) incurred pursuant to any Material Contract;

(c) trade or other similar indebtedness incurred in the ordinary course of business (but not for borrowed money) with respect to the development, financing, construction, ownership, management, operation and maintenance of a Project and not more than ninety (90) days past due;

(d) Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(e) Guarantees in respect of Indebtedness otherwise permitted under this Section 6.01;

(f) Indebtedness of the Borrower or any Subsidiary under any Swap Agreement not entered into for speculative purposes permitted by Section 6.07;

(g) Indebtedness in respect of netting services, overdraft protection and similar arrangements, in each case, in connection with cash management and deposit accounts incurred in the ordinary course of business;

(h) Indebtedness of the Borrower or any Subsidiary in respect of performance bonds, bid bonds, appeal bonds and similar obligations, in each case provided in the ordinary course of business;

(i) obligations of any Loan Party in respect of operating leases entered into in the ordinary course of business;

(j) unsecured Indebtedness of any Loan Party owed to an Affiliate (other than a Loan Party and its Subsidiaries) for the acquisition of Equipment (other than Qualifying Equipment) that is subordinated to the Secured Obligations on terms acceptable to the Administrative Agent (acting at the direction of the Required Lenders); and

(k) other Indebtedness of any Loan Party in an aggregate principal amount not to exceed $100,000 at any time outstanding.

Section 6.02 Liens. No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including Accounts) or rights in respect of any thereof, except:

(a) Liens created pursuant to any Loan Document;

(b) Permitted Encumbrances;

(c) Liens of a collecting bank arising in the ordinary course of business under Section 4‑210 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;

(d) operating leases, subleases, licenses or sublicenses of property (it being understood that any licenses or sublicenses of any Intellectual Property owned by or exclusively licensed to, respectively, a Loan Party or a Subsidiary shall only be on a non-exclusive basis) in the ordinary course of business and not interfering with the business of the Borrower or a Subsidiary or rights reserved to or vested in any Person by the terms of any operating lease, license, franchise, grant or permit held by the Borrower or any of its Subsidiaries or by a statutory provision to terminate any such operating lease, license, franchise, grant or permit or to require periodic payments as a condition to the continuance thereof;

(e) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(f) Liens arising from precautionary UCC financing statements (or similar filings under other applicable law) regarding operating leases or consignment or bailee arrangements entered into in the ordinary course of business;

(g) any interest or title of a lessor, sublessor, licensor or sublicensee under any leases, subleases, licenses or sublicenses (it being understood that any licenses or sublicenses of any Intellectual Property owned by or exclusively licensed to, respectively, a Loan Party or a Subsidiary shall only be on a non-exclusive basis) entered into by the Borrower or any Subsidiary in the ordinary course of business;

(h) Liens (i) solely on any cash earnest money deposits or Permitted Investments made by the Borrower or any of the Subsidiaries in connection with any letter of intent or purchase agreement with respect to any acquisition or other Investment permitted hereunder and (ii) consisting of an agreement to dispose of any property in a transaction permitted under Section 6.05; and

(i) other Liens securing obligations of any Loan Party in an aggregate amount not to exceed $100,000 at any time outstanding.

For the avoidance of doubt, no intent to subordinate the first priority status of the Liens granted in favor of the Administrative Agent (for the benefit of the Secured Parties, as provided in the Collateral Documents) is to be hereby implied or expressed by the permitted existence of Liens permitted pursuant to this Section 6.02. Notwithstanding anything to the contrary herein, no consensual Liens shall exist on Equity Interests that constitute Collateral other than pursuant to Section 6.02(a).

Section 6.03 Fundamental Changes.

(a) No Loan Party will, nor will it permit any Subsidiary to take the following actions: (i) liquidate, wind-up or dissolve, or sell or lease or otherwise transfer or dispose of all or any substantial part of its property, assets or business except as permitted under Section 6.05; (ii) combine, merge or consolidate with or into any other entity; provided that any Loan Party may combine, merge or consolidate with or into any other Loan Party, and in the case of any such combination, merger or consolidation involving the Borrower, the Borrower shall be the surviving entity; (iii) except in accordance with Section 6.03(e), change its legal form; or (iv) enter into a plan of Division.

(b) No Loan Party will, nor will it permit any Subsidiary to, engage in any business other than business activities associated with (i) the acquisition, ownership and storage of the Equipment and the Equipment Purchase Agreements, (ii) the acquisition, development, construction, ownership and operation of a Project (including the Premises), (iii) the entry into and performance under the Customer ESA, (iv) the entry into and performance of its obligations under, or engaging in any other transactions permitted, by the Loan Documents or any Material Contract, (v) the businesses and activities engaged in by the Borrower and its Subsidiaries on or prior to the Effective Date, (vi) general corporate and administrative activities and, in each case of the foregoing clauses (i) through (vi), activities incidental or related thereto.

(c) No Loan Party will, nor will it permit any Subsidiary to, change its fiscal year from the basis in effect on the Effective Date, without the prior written consent of the Administrative Agent.

(d) No Loan Party will change the accounting basis upon which its financial statements are prepared, except as required by GAAP, without the prior written consent of the Administrative Agent.

(e) No Loan Party will change its jurisdiction of formation, organization, or incorporation, as applicable, or the location of its chief executive office or principal place of business, without the prior written consent (not to be unreasonably withheld, conditioned or delayed) of the Administrative Agent (acting at the reasonable direction of the Required Lenders).

(f) No Loan Party will, nor will it permit any Subsidiary to, make any election, or take any other action, that would cause the Borrower or any Subsidiary to be treated as other than an entity disregarded as separate from its owner for U.S. federal income tax purposes.

Section 6.04 Investments, Loans, Advances and Guarantees. No Loan Party will, nor will it permit any Subsidiary to, make any Investment except:

(a) Investments held by the Borrower in the form of cash or Permitted Investments;

(b) Investments permitted pursuant to Section 6.01 to the extent constituting Investments;

(c) loans or advances made by any Loan Party to any other Loan Party which are subordinated to the Secured Obligations in a manner reasonably satisfactory to the Administrative Agent;

(d) (i) accounts receivable, security deposits and prepayments arising, and trade credit granted, in the ordinary course of business and (ii) notes payable, or stock, units or other securities issued by account debtors to the Borrower or any Subsidiary pursuant to negotiated agreements with respect to settlement of such account debtor’s accounts receivable in the ordinary course of business;

(e) deposits, prepayments, progress payments and other credits to contractors, vendors, suppliers, consultants and advisors made in the ordinary course of business in connection with a Project;

(f) pledges and deposits constituting Permitted Encumbrances or Liens permitted by Section 6.02;

(g) Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit or (ii) customary trade arrangements with customers consistent with past practice;

(h) Investments by the Borrower in any Subsidiary provided that such Subsidiary becomes a Loan Party in accordance with Section 5.12; and

(i) Investments in Socorro made prior to the Effective Date.

Section 6.05 Asset Sales. No Loan Party will, nor will it permit any Subsidiary to, Dispose of the Equipment Purchase Agreements or the Customer ESA, any right, title or interest thereunder, the Equipment, or any other property of the Loan Parties acquired pursuant to the Equipment Purchase Agreements, except:

(a) Subject to Section 2.09(b), Dispositions of property or assets that are subject to any Casualty Event;

(b) Dispositions between or among the Loan Parties; and

(c) Subject to Section 2.09(b), Dispositions required pursuant to the terms of the Customer CRA; and

(d) Subject to Section 2.09(b), Dispositions of property not constituting Expense Items for fair market value and cash consideration in an aggregate amount not to exceed $1,000,000.

Notwithstanding anything to the contrary in this Agreement, no Loan Party will, nor will it permit any Subsidiary to, transfer ownership of, exclusively license or exclusively sub-license any Intellectual Property that is material to any Project, the Equipment or the business to any Person that is not a Loan Party.

Section 6.06 Sale and Leaseback Transactions. No Loan Party will, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and substantially contemporaneously or thereafter rent or lease from the transferee such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

Section 6.07 Swap Agreements. No Loan Party will, nor will it permit any Subsidiary to, enter into any Swap Agreement other than Swap Agreements entered into with an Approved Swap Counterparty for bona fide risk mitigation or asset management purposes that are non-speculative and in order to effectively cap, collar or exchange interest rates.

Section 6.08 Restricted Payments; Certain Payments of Indebtedness.

(a) No Loan Party will, nor will it permit any Subsidiary to, declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, except:

(i) The Borrower may declare and pay dividends or distributions with respect to its common stock or common units payable solely in additional shares of its common stock or common units (provided that such Equity Interests are pledged pursuant to the Collateral Documents);

(ii) each of the Borrower and its Subsidiaries may pay operating expense reimbursements to a Loan Party;

(iii) Subsidiaries of the Borrower may declare and pay dividends or distributions ratably with respect to their Equity Interests;

(iv) The Borrower or any of its Subsidiaries may distribute to any direct or indirect parent of the Borrower or such Subsidiary amounts required for any such direct or indirect parent to pay franchise, excise and similar taxes of the Borrower or such Subsidiary; and

(v) the Atlas Sand Reimbursement.

(b) No Loan Party will, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness for borrowed money, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness for borrowed money, except payment of the Obligations, the Atlas Sand Reimbursement and Indebtedness incurred pursuant to Section 6.01(j) (but only to the extent permitted by the subordination terms applicable thereto).

Section 6.09 Transactions with Affiliates. No Loan Party will, nor will it permit any Subsidiary to, sell, license, exclusively license (in the case of Intellectual Property) or otherwise transfer any property or assets to, or purchase, license, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except transactions that are at prices and on terms and conditions not materially less favorable to such Loan Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties; provided, further, that the foregoing restrictions shall not apply to (i) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the board of directors (or similar governing body), officers, employees, members of management, managers, consultants and independent contractors of Holdings, the Borrower and/or any of its Subsidiaries in the ordinary course of business, (ii) [reserved], (iii) any Restricted Payments expressly permitted under Section 6.08, (iv) any Investments expressly permitted pursuant to Section 6.04, (v) transactions between or among the Loan Parties, (vi) the payment by the Borrower or any Subsidiary for shared services, corporate, overhead, administrative and similar costs and expenses reasonably allocated to the Borrower, (vii) transactions permitted by the Loan Documents or any Material Contract, (viii) storage and transportation agreements between any Loan Party and any Affiliate of the Borrower, to the extent entered into in the ordinary course of business and on terms fair and reasonable to the Loan Parties (as determined by the Borrower in good faith) or (ix) the Atlas Sand Reimbursement.

Section 6.10 Restrictive Agreements. No Loan Party will, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets in favor of the Administrative Agent to secure the Secured Obligations, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to any Loan Party or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by any Requirement of Law or any Loan Document, and (ii) clause (a) of the foregoing shall not apply to restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in agreements, leases, licenses and similar agreements entered into in the ordinary course of business.

Section 6.11 Amendment of Organizational Documents. No Loan Party will, nor will it permit any Subsidiary to, amend, modify or waive any of such Person’s rights under its charter, articles or certificate of incorporation or organization, by-laws, operating, management or partnership agreement or other organizational or governing documents, in each case to the extent any such amendment, modification or waiver would be materially adverse to the Lenders.

Section 6.12 Subsidiaries. The Borrower shall not, and shall not permit any Subsidiary to, (a) directly or indirectly, own, form, create or acquire any Subsidiary unless such Subsidiary becomes a Loan Party in accordance with this Agreement or (b) be a general partner or a limited partner in any general or limited partnership or a participant in any joint venture or profit sharing agreement or arrangement.

Section 6.13 Material Contracts. Subject to Section 6.14 and Section 6.18, no Loan Party will, nor will it permit any Subsidiary to, (a) enter into any Material Contract after the Effective Date except on an arm’s length basis and, in the case of any EPC Agreement, to the extent superseding any Equipment Purchase Agreement or otherwise relating to Equipment, is in form and substance reasonably acceptable to the Administrative Agent at the direction of the Required Lenders, (b) cancel or terminate any Material Contract or consent to or accept any cancellation or termination, (c) materially amend or otherwise materially modify any Material Contract or waive any material default under or material breach of any Material Contract, in each case, if such material amendment or modification or waiver is adverse to the Lenders or (d) agree in any manner to any other material amendment, modification or change of any material term or condition of any Material Contract or take any other material action in connection with any Material Contract that would (as reasonably determined by the Administrative Agent at the direction of the Required Lenders) materially impair the value of the interest or rights of the Borrower or any of its Subsidiaries, as applicable, thereunder or that would (as reasonably determined by the Borrower) impair the interest, rights, remedies or benefits available to the Administrative Agent or any Lender. The Loan Parties will not, nor will they permit their Subsidiaries to, at any time enter into any settlement of claims, including for liquidated damages and insurance proceeds, in excess of $2,500,000 without the prior approval of the Administrative Agent at the direction of the Required Lenders, such approval not to be unreasonably withheld.

Section 6.14 Customer CRA. No Loan Party shall:

(a) enter into any modification, amendment or waiver to the Customer CRA or the Cover Sheet without the prior written consent of the Administrative Agent at the direction of the Required Lenders to the extent the consent of the “Financing Source” (as defined in the Customer CRA) is required under the Customer CRA;

(b) take any action to cause the Customer CRA to cease to be in full force unless the reimbursement obligations of Customer under such Customer CRA survive such termination and are in full force and effect in an amount sufficient to repay the Loans, all accrued interest and fees owing by the Loan Parties;

(c) enter into any amendment, modification or other change to the terms of the Expense Items or underlying Equipment Purchase Agreement or related purchase order or other related document without the prior written approval of Customer in accordance with the applicable Customer CRA and receipt of the Administrative Agent of such approval;

(d) prior to entering into Customer ESA 1, (i) materially renegotiate any of the key business terms set forth on the Cover Sheet without the prior written consent of the Administrative Agent at the direction of the Required Lenders, (ii) default on its obligations relating to confidentiality or exclusivity (to be set forth in Section 2.2 of the Customer ESA) or (iii) fail to continue to negotiate in good faith toward the execution of the Customer ESA 1; or

(e) prior to entering into Customer ESA 2, (i) default on its obligations relating to confidentiality under Customer CRA 2 or (ii) fail to continue to negotiate in good faith toward the execution of the Customer ESA 2.

Section 6.15 Leases and ESAs; Equipment. No Loan Party will enter into any energy services agreement, power purchase agreement or any other similar agreement in respect of a Project other than the Customer ESA. Upon and after the receipt by any Loan Party of any Equipment, no Loan Party shall permit such Equipment to be stored or located at any location that is not a Qualifying Location. No Loan Party shall enter into (a) the Customer ESA or (b) after the Effective Date, any Equipment Purchase Agreement unless the Customer ESA or such Equipment Purchase Agreement is in form and substance reasonably acceptable to the Administrative Agent.

Section 6.16 Holding Company Status. Holdings will not, at any time, engage in any operations, business or activity, incur any Indebtedness or make any Investment or capital expenditure other than (a) directly owning 100% of the Equity Interests of the Borrower, (b) any Investments in the Borrower and the other Loan Parties as permitted hereunder, (c) maintaining its corporate existence (including the ability to incur fees, costs and expenses relating to such maintenance), (d) participating in Tax, accounting and other administrative activities on behalf of itself and the Loan Parties, (e) the performance of obligations under the Loan Documents, (f) guaranteeing the Indebtedness and obligations of the Loan Parties under the Loan Documents, (g) any offering of common stock or any other issuance or sale of its Equity Interests and, in each case, the redemption thereof or other distributions thereon, (h) carrying out its obligations as the sole member of the Borrower, (i) the making and filing of any reports required by any Governmental Authority, and (j) activities incidental to the businesses and activities described in clauses (a) through (i), in each case in a manner not in contravention of the terms of this Agreement and the other Loan Documents.

Section 6.17 Outbound Investment Rules. The Borrower will not, and will not permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

Section 6.18 Prohibited Assignments. No Loan Party will assign its rights under any Material Contract to any Person, or consent to any assignment by any Material Contract Participant of its obligations under such Material Contract, without the prior consent of the Administrative Agent at the direction of the Required Lenders (not to be unreasonably withheld); provided that, no consent of the Administrative Agent shall be required for any assignment of rights under a Material Contract to Customer required by or effected in connection with (i) the exercise of Step-In Rights under any Customer CRA, (ii) any election by Customer under Section 5 of any Customer CRA or (iii) the assignment by the Borrower of Customer CRA 2 to a Loan Party.

Article VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of Sponsor, Holdings, any Loan Party or any Subsidiary of the Borrower in, or in connection with, this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been materially false or misleading when made or deemed made;

(d) Holdings, any Loan Party (or with respect to Section 5.03 (with respect to Holdings’ existence) and Section 6.16, Holdings) shall fail to observe or perform any covenant, condition or agreement contained in (i) Section 5.01(a), Section 5.01(b), Section 5.02(a), Section 5.02(d), Section 5.02(g), Section 5.02(i), Section 5.03 (with respect to a Loan Party’s existence), Section 5.08, Section 5.12(a), Section 5.17(a), or in Article VI at any time; or (ii) Section 5.01(c), and such failure with respect to this clause (ii) shall continue unremedied for a period of five (5) Business Days;

(e) the Sponsor, Holdings or any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those which constitute an Event of Default under Sections 7(a), (b), (c) or (d) above) or any other Loan Document applicable to it, and, other than in the case of the Sponsor Guaranty, such failure shall continue unremedied for a period of thirty (30) days after the earlier of Holdings’ or any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement;

(f) any Loan Party or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, and such failure shall extend beyond any applicable grace period;

(g) any event or condition occurs that results in any Material Indebtedness of any Loan Party or any Subsidiary becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both, but in any event only after the expiration of any applicable cure or grace periods) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

(h) (i) involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (x) liquidation, reorganization or other relief in respect of Sponsor, Holdings, a Loan Party or Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (y) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any of Sponsor, Holdings, a Loan Party or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered or (ii) or a plan relating to the liquidation or dissolution of Sponsor, Holdings, a Loan Party or any Subsidiary shall be adopted;

(i) Sponsor, Holdings, any Loan Party or Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Sponsor, Holdings, Loan Party or any such Subsidiary or for a substantial part of its assets, (iv) make a general assignment for the benefit of creditors or (v) take any action expressly for the purpose of effecting any of the foregoing;

(j) Sponsor, Holdings, any Loan Party or Subsidiary shall become unable, admit in writing its inability, or publicly declare its intention not to, or fail generally to pay its debts as they become due;

(k) (i) one or more judgments or settlements for the payment of money in an aggregate amount in excess of the Threshold Amount shall be rendered against Sponsor, Holdings, any Loan Party, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Sponsor, Holdings, a Loan Party or any of its Subsidiaries, as applicable, to enforce any such judgment or (ii) Sponsor, Holdings, any Loan Party or Subsidiary shall fail within thirty (30) days to discharge one (1) or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and which judgments or orders in the case of each clause (i) and (ii) are not stayed, on appeal or otherwise being appropriately contested in good faith by appropriate proceedings diligently pursued;

(l) an ERISA Event or other event or condition with respect to a Plan, Multiemployer Plan, Benefit Plan or Retiree Medical Plan shall have occurred or is reasonably expected to occur that, when taken together with all other ERISA Events or other events and conditions that have occurred or are reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect;

(m) a Change in Control shall occur;

(n) (i) the Loan Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty, in each case except in accordance with its terms, or any Loan Guarantor shall fail to comply with any of the terms or provisions of the Loan Guaranty, or any Loan Guarantor shall deny in writing that it has any further liability under the Loan Guaranty, or shall give written notice to such effect, including, but not limited to notice of termination delivered pursuant to Section 10.10 and (ii) the Sponsor Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Sponsor Guaranty, in each case except in accordance with its terms, or the Sponsor shall fail to comply with any of the terms or provisions of the Sponsor Guaranty, or the Sponsor shall deny in writing that it has any further liability under the Sponsor Guaranty, or shall give written notice to such effect;

(o) except as permitted by the terms of any Collateral Document, (i) any Collateral Document shall for any reason fail to create a valid security interest in any Collateral purported to be covered thereby, or (ii) any Lien securing any secured Obligation shall cease to be a perfected Lien with the priority required by the Collateral Documents;

(p) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

(q) any Loan Party or any Material Contract Participant shall be in material breach of or material default under any Material Contract beyond any applicable grace or cure period set forth in such Material Contract (including in the case of any Customer CRA, any surviving reimbursement obligations of Customer); provided that, if (i) such breach cannot be cured within such period, (ii) such breach is capable of being cured within thirty (30) days, (iii) the breaching party is proceeding with diligence and in good faith to cure such breach, (iv) such breach or default has not resulted, and could not be reasonably expected to give rise to a termination right by any counterparty to such Material Contract or reasonably be expected to result in a Material Adverse Effect, then such initial cure period specified above shall be extended to the earlier of (A) such date not to exceed thirty (30) days in the aggregate to the extent necessary for the breaching party to cure such breach and (B) the date on which a Material Adverse Effect occurs; or

(r) any incurrence of, amendment, modification or other change to, Expense Items or underlying Equipment Purchase Agreement or related purchase order or other document by a Loan Party in breach of its obligations to obtain approval of Customer under the Customer CRA;

(s) any Material Contract, prior to the expiration thereof in accordance with its terms, (i) terminates or is cancelled, (ii) shall cease to be valid and binding on any party thereto or (iii) shall be declared to be null and void; provided that (A) with respect to any Material Contract other than the Customer CRA, Customer ESA, any Equipment Purchase Agreement or any EPC Agreement, the Borrower shall have a period of thirty (30) days following such event to replace or substitute such Material Contract with a replacement contract on terms reasonably acceptable to the Administrative Agent, (B) no Event of Default shall occur under this clause (s) solely as a result of the termination of any Customer CRA in accordance with its terms if the reimbursement obligations of Customer under such Customer CRA survive such termination and are in full force and effect in an amount sufficient to repay the Loans, all accrued interest and fees owing by the Loan Parties and (C) no Event of Default shall occur under this clause (s) solely as a result of the replacement of any Equipment Purchase Agreement by an EPC Agreement in accordance with Section 6.13;

(t) (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (x) liquidation, reorganization or other relief in respect of any Material Contract Participant or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (y) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Material Contract Participant or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered, (ii) a plan relating to the liquidation or dissolution of any Material Contract Participant shall be adopted, (iii) any Material Contract Participant shall (A) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely manner, any proceeding or petition described in sub-clause (iii) of clause (s) of this Article, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for itself or for a substantial part of its assets, (iv) make a general assignment for the benefit of creditors, (v) take any action expressly for the purpose of effecting any of the foregoing actions described in sub-clause (iii) of clause (s) of this Article or (vi) any Material Contract Participant shall become unable, admit in writing its inability, or publicly declare its intention not to, or fail generally to pay its debts as they become due (it being understood that, for purposes of clause (s) of this Article, “Material Contract Participant” shall include any permitted assignee of the applicable Material Contract Participant under the applicable Material Contract); or

(u) (i) Sponsor shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Indebtedness in the principal amount of $75,000,000 or more, when and as the same shall become due and payable, and such failure shall extend beyond any applicable grace period or (ii) any event or condition occurs that results in any Indebtedness of the Sponsor in the principal amount of $75,000,000 or more becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both, but in any event only after the expiration of any applicable cure or grace periods) the holder or holders of any such Indebtedness or any trustee or agent on its or their behalf to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

then, and in every such event (other than an event with respect to the Loan Parties described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any of the following actions, at the same or different times: (i) declare the Commitment of each Lender to make Loans, if any, to be terminated, whereupon such Commitments and obligation shall be terminated; and (ii) declare the Loans then outstanding to be due and payable in whole or in part (in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder (including, without limitation, the Duration Fee), shall become due and payable immediately in cash, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Loan Party; and in the case of any Event of Default described in clause (h) or (i) of this Article, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder (including, without limitation, the Duration Fee), shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties.

Notwithstanding anything to the contrary set forth in this Agreement, to the extent any Default or Event of Default relates exclusively to one Project (the “Affected Project”) and not to the other Project (a “Project-Specific Default”), the Borrower shall have the right to cure such Project-Specific Default, at any time prior to the acceleration of the Loans, and in any event at all times during the Project Cure Period (as defined below), by making a prepayment in full of all then-outstanding Loans attributable to the Affected Project, together with all accrued and unpaid interest and other Obligations to the extent attributable to such Loans or the Affected Project (a “Project Cure Prepayment”). Neither the Administrative Agent nor the Required Lenders shall accelerate the Loans attributable to the Affected Project in respect of a Project-Specific Default until the expiration of a period of not less than ten (10) days following the occurrence of such Project-Specific Default (the “Project Cure Period”). Upon the Borrower’s making of a Project Cure Prepayment and the application of such funds to the prepayment of the applicable Loans, accrued interest and other Obligations, (i) the applicable Project-Specific Default shall be automatically and immediately deemed cured and waived for all purposes under this Agreement and the other Loan Documents, (ii) any exercise of remedies triggered solely by such Project-Specific Default shall be automatically rescinded, (iii) the Commitments (if any) with respect to the Affected Project shall automatically terminate, and (iv) the Administrative Agent shall (and is hereby authorized and directed to), at the Borrower's expense, promptly release all Liens on, and any guaranties in respect of, the Collateral and other assets of or relating to the Affected Project, and shall execute and deliver such release and termination documentation as the Borrower may reasonably request to evidence the foregoing. For the avoidance of doubt, neither a Project Cure Prepayment nor the cure of any Project-Specific Default shall affect the Loans, Commitments, Obligations, Collateral, or guaranties with respect to any Project other than the Affected Project, or otherwise under this Agreement and the other Loan Documents, all of which shall remain in full force and effect. Each Project Cure Prepayment shall be applied solely to the Loans attributable to the Affected Project and, notwithstanding any provision of this Agreement or any other Loan Document to the contrary (including any pro rata sharing, ratable application, or waterfall provision), shall not be required to be applied ratably among, or shared with, the Lenders holding Loans attributable to any other Project.

Article VIII

The Administrative Agent

Section 8.01 Appointment. Each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States, each of the Lenders hereby grants to the Administrative Agent any required powers of attorney to execute any Collateral Document governed by the laws of such jurisdiction on such Lender’s behalf. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Loan Parties shall not have rights as a third party beneficiary of any of such provisions, other than this Section 8.01 and Section 8.06. It is understood and agreed that the use of the term “agent” as used herein or in any other Loan Documents (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Administrative Agent alone shall be authorized to determine whether any conditions to funding have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate the Administrative Agent from liability to any Lender for any error in judgment.

Section 8.02 Rights as a Lender. GS, in its capacity as Administrative Agent hereunder, shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent hereunder, and each such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Loan Party or any Subsidiary or any Affiliate thereof as if it were not the Administrative Agent hereunder.

Section 8.03 Duties and Obligations. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any Subsidiary that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.04 Reliance. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05 Actions through Sub-Agents. The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

Section 8.06 Resignation. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by giving ten (10) days’ prior written notice to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right in consultation with the Borrower to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by its successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent without further action shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor, unless otherwise agreed by the Borrower and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article, Section 2.15(d) and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above and the Administrative Agent shall continue to be subject to the obligations of Section 9.12 for a period of one (1) year after such resignation.

Section 8.07 Non-Reliance.

(a) Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender in the ordinary course of business, and not for the purpose of investing in the general performance of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws), (iii) it has, independently and without reliance upon the Administrative Agent, any Lead Arranger, or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.

(b) Each Lender hereby agrees that (i) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent, (ii) the Administrative Agent (A) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (B) shall not be liable for any information contained in any Report, (iii) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports, (iv) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement, and (v) without limiting the generality of any other indemnification provision contained in this Agreement, (A) it will hold the Administrative Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any extension of credit that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans, and (B) it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys’ fees) incurred by the Administrative Agent or any such other Person as the direct result of any third parties who might obtain all or part of any Report through the indemnifying Lender except to the extent that the indemnifying Lender was permitted to make such disclosure pursuant to the terms of this Agreement. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or its Affiliates.

Section 8.08 Other Agency Titles. The Lead Arranger, any other lead arrangers, documentation agents and syndication agents shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their respective capacities as lead arrangers, as applicable, as it makes with respect to the Administrative Agent in the preceding paragraph.

Section 8.09 Not Partners or Co-Venturers; Administrative Agent as Representative of the Secured Parties.

(a) The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

(b) In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC. Each Lender authorizes the Administrative Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties.

Section 8.10 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Section VI of PTE 84-14) that (I) is not ineligible pursuant to Section I(g) of PTE 84-14 and (II) has satisfied the requirements of Section I(k) of PTE 84-14, (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans and this Agreement satisfies the requirements of sub-sections (b) through (g) of Section I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Section I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, or the Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender's entrance into, participation in, administration of and performance of the Loans and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 8.11 Erroneous Payments.

(a) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.11 shall be conclusive, absent manifest error.

(b) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) The Borrower and each other Loan Party hereby agree that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not be deemed to pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that for the avoidance of doubt, the immediately preceding clauses (x) and (y) shall not apply to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of satisfying such Obligations.

(d) Each party’s obligations under this Section 8.11 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Section 8.12 Collateral Matters.

(a) Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties.

(b) In furtherance of the foregoing and not in limitation thereof, no Swap Agreement the obligations under which constitute Secured Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such Swap Agreement shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

(c) The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 6.02(b) or 6.02(d). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

Article IX

Miscellaneous

Section 9.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone or Electronic Systems (and subject in each case to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i) if to any Loan Party, to the Borrower at:

Atlas Energy Solutions

5918 W. Courtyard Drive, Suite 500

Austin, Texas 78730

Attention: [***]

Telephone: [***]

Email: [***]

with a copy to (which copy shall not constitute notice):

Vinson & Elkins LLP

845 Texas Ave, Suite 4700

Houston, TX 77002

Attention: [***]

Telephone: [***]

Email: [***]

(ii) if to the Administrative Agent, to GS at:

Goldman Sachs Lending Partners LLC

2001 Ross Ave, 37th Floor

Dallas, TX 75201

Attention: [***]

Telephone: [***]

Facsimile: [***]

Email: [***]

with a copy to (which copy shall not constitute notice):

Attention: [***]

Email: [***]

with a copy to (which copy shall not constitute notice):

Simpson Thacher & Bartlett LLP

1000 Main Street, Suite 2800

Houston, TX 77002

Attention: [***]

Telephone: [***]

Email: [***]

(iii) if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or three (3) Business Days after dispatch if sent by certified or registered mail, in each case delivered, sent or mailed (properly addressed) to the relevant party as provided in this Section 9.01, (B) sent by facsimile shall be deemed to have been given when sent; provided that, if not given during normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day of the recipient, or (C) delivered through Electronic Systems to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

(a) Notices and other communications to the Lenders hereunder may be delivered or furnished by Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Default certificates delivered pursuant to Section 5.01(c) unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent and the Borrower (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by Electronic Systems pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.

(b) Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by prior written notice to the other parties hereto; it being understood and agreed that the Borrower may provide any such notice to the Administrative Agent as recipient on behalf of itself and each Lender.

(c) Electronic Systems.

(i) Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Communications available to the Lenders by posting the Communications on a Platform.

(ii) Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall any Agent Party have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Communications through an Electronic System.

Section 9.02 Waivers; Amendments.

(a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Except as provided in Section 2.12(b) and Section 2.12(c), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the written consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender) (it being understood that a waiver of any condition precedent or the waiver of any Default, Event of Default or mandatory prepayment shall not constitute an increase or extension of any Commitment), (ii) reduce or forgive the principal amount of any Loan or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly and adversely affected thereby (but not by virtue of a waiver of any condition precedent, Default, Event of Default or mandatory prepayment or change to a financial ratio or definition applicable thereto); provided that any waiver or reduction of a post-default increase in the interest payable hereunder shall be effective with the consent of the Required Lenders (and shall not require the consent of each directly and adversely affected Lender), (iii) postpone any scheduled date of payment of the principal amount of any Loan, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly and adversely affected thereby provided that any waiver or reduction of a post-default increase in the interest payable hereunder shall be effective with the consent of the Required Lenders (and shall not require the consent of each directly and adversely affected Lender), (iv) change Section 2.16(b) or Section 2.16(d) in a manner that would alter the manner in which payments are shared, without the written consent of each directly and adversely affected Lender (other than any Defaulting Lender), (v) change any of the provisions of this Section, Section 9.04(a)(i) or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (other than any Defaulting Lender) directly and adversely affected thereby, (vi) release all or substantially all of the value of the Guarantees of the Secured Obligations (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each directly and adversely affected Lender (other than any Defaulting Lender), (vii) except as provided in clause (c) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each directly and adversely affected Lender (other than any Defaulting Lender) or (viii) subordinate any payment Obligations under the Loan Documents or the Lien on a material portion of the Collateral securing the Secured Obligations to any other Indebtedness (provided that no such Lender’s consent shall be required pursuant to this Section 9.02(b)(viii) in connection with any “debtor-in-possession” financing or the use of the Collateral in any insolvency proceeding); provided, further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent without the prior written consent of the Administrative Agent; provided, further that no such agreement shall amend or modify the provisions of Section 2.04 without the prior written consent of the Administrative Agent. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04.

(c) The Lenders hereby irrevocably authorize the Administrative Agent to, and the Administrative Agent shall, release (A) any Guarantor from the Guarantees upon consummation of any transaction permitted hereunder resulting in such Subsidiary ceasing to constitute a Subsidiary and (B) any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon Payment in Full, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement and only such property is being released (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII. Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders. In connection with any termination or release requested pursuant to this Section 9.02, the Administrative Agent may execute and deliver to any Loan Party, at such Loan Party’s expense, upon receipt of an officer’s certificate certifying that such transaction or event was permitted hereunder, all documents that such Loan Party shall request to evidence such termination or release, and shall file (or authorize such Loan Party to file) any termination statements in respect of UCC financing statements (or similar filings under applicable law). Each of the Secured Parties irrevocably authorizes the Administrative Agent to effect the releases set forth in this Section 9.02. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent.

(d) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender”, “each Lender affected thereby” or “each Lender directly and adversely affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but has not been obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement; provided that, concurrently with such replacement, (i) another bank or other entity (other than an Ineligible Institution) which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase at par for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.13 and 2.15, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.14 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender. Each party hereto agrees that an assignment required pursuant to this Section may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the affected Lender required to make such assignment need not be a party thereto so long as the payments set forth in the foregoing sentence to the Non-Consenting Lender are paid; provided that the Administrative Agent shall have received such information and documentation as may be reasonably requested by the Administrative Agent (acting on its own behalf or on behalf of any Lender) for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations.

(e) Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to (i) cure any ambiguity, omission, mistake, defect, inconsistency, obvious error or any error or omission of a technical nature or any necessary or desirable technical change, (ii) cause any Collateral Document to comply with any Requirements of Law or the advice of counsel to the Administrative Agent or to be consistent with this Agreement and/or the relevant other Loan Documents or (iii) enhance the rights of the Lenders, including to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties.

Section 9.03 Expenses; Limitation of Liability; Indemnity; Damage Waiver.

(a) The Loan Parties shall, jointly and severally, pay all (i) reasonable and documented out-of-pocket expenses of the Administrative Agent and its Affiliates, in connection with the syndication and distribution (including, without limitation, via the internet or through an Electronic System) of the credit facilities provided for herein and the preparation, execution, delivery and administration of the Loan Documents and Material Contracts and any amendment or waiver with respect thereto (including the reasonable and documented fees, disbursements and other charges of counsel (but limited, in the case of legal fees and expenses, to the reasonable fees, charges and disbursements of one counsel to the Administrative Agent as counsel to the Administrative Agent and its Affiliates and, solely in the case of an actual or potential conflict of interest, one additional counsel to all affected parties, taken as a whole and of local or regulatory counsel in any relevant local jurisdiction or regulatory matter to such Persons, taken as a whole)), and any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the reasonable and documented fees, disbursements and other charges of counsel), in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) To the extent permitted by applicable law (i) neither the Borrower nor any Loan Party shall assert, and the Borrower and each Loan Party hereby waives, any claim against the Administrative Agent, the Lead Arranger and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions or any Loan or the use of the proceeds thereof; provided that, nothing in this Section 9.03(b) shall relieve the Borrower or any Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(c) The Loan Parties shall, jointly and severally, indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related reasonable out-of-pocket expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee (but limited, in the case of legal fees and expenses, to one counsel to all such Indemnitees, taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional counsel to all affected Indemnitees, taken as a whole (and, if reasonably necessary, of one local counsel in any relevant jurisdiction to all such Persons, taken as a whole and, solely in the case of any such an actual or potential conflict of interest, one additional local counsel to all affected Indemnitees taken as a whole, in each such relevant jurisdiction)), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Administrative Agent or any Indemnitee or any Loan Party, and any claim for patent, trademark, copyright or other intellectual property infringement), (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on, at, under or from any facility or property currently or, to the extent arising from the former ownership or operations of any Loan Party or a Subsidiary, formerly owned or operated by a Loan Party or a Subsidiary, or any Environmental Liability of a Loan Party or a Subsidiary, (iv) the failure of a Loan Party to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by a Loan Party for Taxes pursuant to Section 2.15, or (v) any actual or prospective Proceeding relating to any of the foregoing, whether or not such Proceeding is brought by any Loan Party or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) arise out of any dispute solely among Indemnitees which do not arise out of any act or omission of any Loan Party or any of its Subsidiaries (other than any proceeding against the Administrative Agent solely in its capacity or in fulfilling its role as the administrative agent hereunder). This Section 9.03(c) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(d) To the extent that any Loan Party fails to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof) (or any Related Party of any of the foregoing) under paragraph (a), (b) or (c) of this Section, each Lender severally agrees to pay to the Administrative Agent (or any Related Party of any of the foregoing), as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Loan Parties’ failure to pay any such amount shall not relieve any Loan Party of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(e) All amounts due under this Section shall be payable not later than thirty (30) days after written demand therefor.

(f) Each Indemnitee shall be obligated to refund or return any and all amounts paid by a Loan Party under this Section 9.03 to such Indemnitee for any losses, claims, damages, liabilities and expenses to the extent such Indemnitee is not entitled to payment of such amounts in accordance with the terms hereof as determined by a final non-appealable judgment of a court of competent jurisdiction.

Section 9.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)

(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than to an Ineligible Institution or the Borrower and its Affiliates) all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A) the Borrower; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof, and provided, further, that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and

(B) the Administrative Agent.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Loans, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (1) an Assignment and Assumption or (2) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits (subject to the requirements and limitations) of Sections 2.13, 2.14, 2.15 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section (except in the case of an Ineligible Institution, in which case such assignment shall be null and void).

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b)(ii)(C) of this Section and any written consent to such assignment required by paragraph (b)(i) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that, if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(b), 2.16(d) or

9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to an Eligible Assignee (a “Participant”) other than an Ineligible Institution in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that directly affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 (subject to the requirements and limitations therein, including the requirements under Section 2.15(f) (it being understood that the documentation required under Section 2.15(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.16 and 2.17 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.13 or 2.15, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(d) Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.17(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103‑1(c) of the United States Treasury Regulations, Section 1.163-5 of the proposed United States Treasury Regulations or any applicable temporary or other successor regulation of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to an Ineligible Institution) to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.05 Survival. To the extent permitted by applicable Requirements of Law, all covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 2.13, 2.14, 2.15, 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

Section 9.06 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and (for avoidance of doubt, without prejudice to the rights of the Administrative Agent and Lenders under any Material Contracts or related direct agreements) supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of (i) this Agreement, (ii) any other Loan Document and/or (iii) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby

(each an “Ancillary Document”) that is an Electronic Signature transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (A) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (B) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (1) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (2) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (3) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (4) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,

CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 9.07 Severability. To the extent permitted by applicable Requirements of Law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, upon the prior approval of the Administrative Agent, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Loan Party against any of and all the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Lender shall notify the Borrower and the Administrative Agent in writing of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 9.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the internal laws of the State of New York but giving effect to federal laws applicable to national banks.

(b) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such federal court or, to the extent such court lacks subject matter jurisdiction, in such New York state court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction to enforce its rights in the Collateral (and the Loan Parties may respond thereto).

(c) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Confidential Information, except that Confidential Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), in which case, such Person shall (i) to the extent permitted by applicable Requirements of Law, inform the Borrower promptly in advance thereof and (ii) except with respect to any audit or examination conducted by bank regulatory authorities, use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment, (c) to the extent required by any Requirement of Law or by any subpoena or similar legal process, in which case, such Person shall, except with respect to any audit or examination conducted by bank accountants or any Governmental Authority (including any self-regulatory authority) exercising examination, governmental or regulatory authority, (i) to the extent permitted by applicable Requirements of Law, inform the Borrower promptly in advance thereof and (ii) except with respect to any audit or examination conducted by bank regulatory authorities, use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrower, (h) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower. Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information, (i) to credit insurers or reinsurers who agree to treat such information as confidential or (j) to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent, the Issuing Bank or any Lender in connection with the administration of this Agreement and the other Loan Documents, subject, in each case, to customary confidentiality arrangements for service providers and limited to the existence of the Agreement and publicly available information for market data collectors; provided that such Person, after reasonable investigation, has no knowledge that such non-confidential source is not subject to confidentiality obligations owing to any Loan Party.

EACH LENDER ACKNOWLEDGES THAT CONFIDENTIAL INFORMATION FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

For the avoidance of doubt, this Section 9.12 is subject to Section 9.18 and nothing in this Section 9.12 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 9.12 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

Section 9.13 Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board) for the repayment of the Loans provided for herein. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any Requirement of Law.

Section 9.14 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act.

Section 9.15 Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

Section 9.16 Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the other Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent in writing thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

Section 9.17 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.18 Marketing Consent. The Borrower hereby authorizes each Lender and its Related Parties, at their respective sole expense, but without any prior approval by the Borrower, to publish such tombstones and give such other publicity to this Agreement as each may from time to time determine in its sole discretion. The foregoing authorization shall remain in effect unless and until the Borrower notifies GS and each Lender in writing that such authorization is revoked.

Section 9.19 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.20 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Loan Parties acknowledge and agree that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s length commercial transactions between the Loan Parties and their Affiliates, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) the Loan Parties are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents, (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties or any of their Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to the Loan Parties or any of their Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents, and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and its Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to the Loan Parties or their Affiliates. To the fullest extent permitted by law, the Loan Parties hereby waive and release any claims that they may have against the Administrative Agent, each of the Lenders and their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.21 Acknowledgement Regarding Any Supported QFCsTo the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of Texas and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 9.22 Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner, purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

Article X

Loan Guaranty

Section 10.01 Guaranty. Each Loan Guarantor hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely, unconditionally and irrevocably guarantees to the Secured Parties and their respective successors and assigns, the prompt and punctual payment in full and performance when due, whether at stated maturity, by required prepayment, declaration, demand, upon acceleration or otherwise, and at all times thereafter, of the Obligations (including all fees, costs, expenses, including, without limitation, all court costs and out-of-pocket attorneys’ and paralegals’ fees and expenses paid or incurred by the Administrative Agent and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, the Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”; provided, however, that the definition of “Guaranteed Obligations” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor). The Guarantors hereby jointly and severally agree that if the Borrower or other Guarantor(s) shall fail to make payment in full, whether at stated maturity, by required prepayment, declaration, demand, upon acceleration or otherwise, any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

Section 10.02 Guaranty of Payment. This Loan Guaranty is a guaranty of payment and performance when due and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent or any Lender to sue the Borrower, any Loan Guarantor, any other guarantor of, or any other Person obligated for, all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise require that any resort be had by the Administrative Agent or any Lender to any collateral securing all or any part of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of the Borrower or any other Person.

Section 10.03 No Discharge or Diminishment of Loan Guaranty.

(a) The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(b) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the occurrence of Payment in Full), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration or compromise of any of the Guaranteed Obligations, by operation of law or otherwise, (ii) any change in the corporate existence, structure or ownership of the Borrower or any other Obligated Party liable for any of the Guaranteed Obligations, (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party or their assets or any resulting release or discharge of any obligation of any Obligated Party, or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, any Lender or any other Person, whether in connection herewith or in any unrelated transactions.

(c) Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations, (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations, (iii) any release, non-perfection or invalidity of any indirect or direct security for the obligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations, (iv) any action or failure to act by the Administrative Agent or any Lender with respect to any collateral securing any part of the Guaranteed Obligations, (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations) or (vi) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any Secured Party that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower or any other Loan Party or any other guarantor or surety (other than the indefeasible payment in full in cash of the Guaranteed Obligations). The rights, powers, privileges and remedies of the Secured Parties hereunder are cumulative and are not exclusive of any rights, powers or remedies provided by applicable law.

Section 10.04 Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of the Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of the Borrower, any Loan Guarantor or any other Obligated Party, other than the indefeasible payment in full in cash of the

Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives (a) acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that any Secured Party exhaust any right, power or remedy or otherwise proceed or take any action be taken against any Obligated Party or any other Person under this Agreement or any other agreement or instrument referred to herein and (b) any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon the Guarantee pursuant to this Article X or acceptance of the Guarantee pursuant to this Article X, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon the Guarantee pursuant to this Article X, and all dealings between the Borrower, the Administrative Agent and the other Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon the Guarantee pursuant to this Article X. Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

Section 10.05 Instrument for the Payment of Money. Each Loan Guarantor hereby acknowledges that the Guarantee pursuant to this Article X constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Loan Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

Section 10.06 Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification, that it has against any Obligated Party or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Administrative Agent and the Lenders.

Section 10.07 Continuing Guarantee. The Guarantee pursuant to this Article X is a continuing guarantee of payment and performance, and it shall apply to all Guaranteed Obligations whenever arising.

Section 10.08 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded, or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each Loan Guarantor’s obligations under this Loan Guaranty with respect to such payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Administrative Agent.

Section 10.09 Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that none of the Administrative Agent or any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

Section 10.10 Maximum Liability. Notwithstanding any other provision of this Loan Guaranty, the amount guaranteed by each Loan Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitations, if any, on the amount of any Loan Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Loan Guarantor may have under this Loan Guaranty, any other agreement or applicable law shall be taken into account.

Section 10.11 Contribution.

(a) To the extent that any Loan Guarantor shall make a payment under this Loan Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Loan Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Loan Guarantor if each Loan Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Loan Guarantor’s Allocable Amount (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following Payment in Full, such Loan Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b) As of any date of determination, the “Allocable Amount” of any Loan Guarantor shall be equal to the excess of the fair saleable value of the property of such Loan Guarantor over the total liabilities of such Loan Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Loan Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Loan Guarantors as of such date in a manner to maximize the amount of such contributions.

(c) This Section 10.11 is intended only to define the relative rights of the Loan Guarantors, and nothing set forth in this Section 10.11 is intended to or shall impair the obligations of the Loan Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Loan Guaranty.

(d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Guarantor or Loan Guarantors to which such contribution and indemnification is owing.

(e) The rights of the indemnifying Loan Guarantors against other Loan Guarantors under this Section 10.11 shall be exercisable upon Payment in Full.

Section 10.12 Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Administrative Agent and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

Section 10.13 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under the Guarantee pursuant to this Article X in respect of a Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.13 or otherwise under this Loan Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Except as otherwise provided herein, the obligations of each Qualified ECP Guarantor under this Section 10.13 shall remain in full force and effect until the termination of all Swap Obligations. Each Qualified ECP Guarantor intends that this Section 10.13 constitute, and this Section 10.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(ii) of the Commodity Exchange Act.

(The rest of the page is intentionally left blank; signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ATLAS ENERGY SOLUTIONS PROJECTCO, LLC, as Borrower

By:	/s/ Blake McCarthy
Name:	Blake McCarthy
Title:	Executive Vice President, Chief Financial Officer

ATLAS ENERGY SOLUTIONS PROJECTCO HOLDINGS, LLC, as Holdings

By:	/s/ Blake McCarthy
Name:	Blake McCarthy
Title:	Executive Vice President, Chief Financial Officer

ATLAS ENERGY SOLUTIONS SHACKELFORD 1, LLC, as Guarantor

By:	/s/ Blake McCarthy
Name:	Blake McCarthy
Title:	Executive Vice President, Chief Financial Officer

GOLDMAN SACHS LENDING PARTNERS LLC, as Administrative Agent and a Lender

By:	/s/ Robert Ehudin
Name:	Robert Ehudin
Title:	Authorized Signatory

BARCLAYS BANK PLC, as a Lender

By:	/s/ Adam Schnapper
Name:	Adam Schnapper
Title:	Managing Director

[Signature Page to Credit Agreement]

Exhibit A

[FORM OF]

ASSIGNMENT AND ASSUMPTION

[Intentionally omitted]

Exhibit A - 1

Exhibit B

[FORM OF]

COMPLIANCE CERTIFICATE

[Intentionally omitted]

Exhibit B - 1

Exhibit C-1

[FORM OF]

U.S. Tax Compliance Certificate

[Intentionally omitted]

Exhibit C-1 - 1

Exhibit C-2

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

[Intentionally omitted]

Exhibit C-2 - 1

Exhibit C-3

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

[Intentionally omitted]

Exhibit C-3 - 1

Exhibit C-4

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

[Intentionally omitted]

Exhibit C-4 - 1

Exhibit D

[FORM OF]

JOINDER AGREEMENT

[Intentionally omitted]

Exhibit D - 1

Exhibit E

[Reserved]

Exhibit E - 1

Exhibit F

[FORM OF]

Funding request

[Intentionally Omitted]

Exhibit F - 1

COMMITMENT SCHEDULE

Aggregate Commitments

[Intentionally omitted]

SCHEDULE 3.10

MATERIAL CONTRACTS

[Intentionally omitted]

SCHEDULE 3.13

CAPITALIZATION

[Intentionally omitted]

SCHEDULE 3.21

MATERIAL PERMITS

[Intentionally omitted]